Exhibit (b)(1)

[CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”]

Dated 24 May 2019

EUR1,500,000,000 Revolving Facility Agreement

between

Ipsen S.A.

as the Borrower

and

BNP Paribas SA, Groupe Crédit Agricole, HSBC France and Société Générale as Global Mandated Lead Arrangers and Bookrunners

and

Bank of America Merrill Lynch International Designated Activity Company, Barclays

Bank PLC, BRED Banque Populaire, Natixis and Wells Fargo Bank International U.C.

as Mandated Lead Arrangers

and

Société Générale

as Agent

and

Natixis

as CSR Coordinator

and

The Financial Institutions listed in Schedule 1

as Original Lenders

White & Case LLP

Avocats au Barreau de Paris

Toque Générale: J002

19, Place Vendome

75001 Paris

France

(i)

(ii)

(iii)

(iv)

(v)

(vi)

This Agreement is made on 24 May 2019.

Between:

(1)

Ipsen S.A., a company incorporated under the laws of France as a société anonyme, whose registered office is at 65 quai Georges Gorse, 92100 Boulogne-Billancourt, France, registered in France under identification number 419 838 529 RCS Nanterre (the “Borrower”);

(2)

BNP Paribas SA, incorporated under the laws of France as a société anonyme, whose registered office is at 16, boulevard des Italiens, 75009 Paris, France, registered in France under identification number 662 042 449 RCS Paris, Groupe Crédit Agricole, HSBC France, incorporated under the laws of France as a société anonyme, whose registered office is at 103, avenue des Champs-Elysees, 75008 Paris, France, registered in France under identification number 775 670 284 RCS Paris, and Société Générale, incorporated under the laws of France as a société anonyme, whose registered office is at 29, boulevard Haussmann, 75009 Paris, France, registered in France under identification number 552 120 222 RCS Paris (the “Global Mandated Lead Arrangers” and “Bookrunners”);

(3)

Bank of America Merrill Lynch International Designated Activity Company, incorporated under the laws of Ireland, whose registered office is at Two Park Place, Hatch Street, Dublin 2, Ireland, registered under number 229165, Barclays Bank PLC, a public limited company incorporated and existing under the laws of England and Wales, whose registered office is at 1 Churchill Place, E14 5HP, London, England (United Kingdom) and with companies number 1026167, BRED Banque Populaire, in incorporated under the laws of France as a Société Anonyme Coopérative de Banque Populaire, régie par les articles L. 512-2 et suivants du Code monétaire et financier et l’ensemble des textes relatifs aux Banques Populaires et aux Etablissements de Crédit, whose registered office is at 18 quai de la Rapée, 75012 Paris, registered in France under identification number 552 091 795 RCS Paris, Natixis, incorporated under the laws of France as a société anonyme, whose registered office is at 30, avenue Pierre Mendès France, 75013 Paris, France, registered in France under identification number 542 044 524 RCS Paris, and Wells Fargo Bank International U.C., incorporated under the laws of Ireland, whose registered office is at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland, registered under number 429222 (the “Mandated Lead Arrangers”);

(4)	Société Générale (the “Agent”);

(5)	Natixis (the “CSR Coordinator”);

and

(6)	The Financial Institutions listed in Schedule 1 (the “Original Lenders”)

It is agreed as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing:

(a)

in relation to Natixis, the term “Affiliate” shall also include any member of the Banque Populaire Group or Caisse d’Epargne Group, Banque Palatine and any member of the Banque Populaire and Caisse d’Epargne networks within the meaning of articles L512-11, L512-86 and L512-106 of the French Code Monétaire et Financier; and

(b)	in relation to Crédit Agricole Corporate and Investment Bank and Crédit Lyonnais, the term “Affiliate” shall also include any Caisse Régionale du Crédit Agricole Mutuel.

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the Paris foreign exchange market at or about 11:00 a.m. on a particular day.

“Agreement” means this agreement (together with its Schedules and any TEG Letter, which form an integral part thereof), as amended from time to time.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the Signing Date to and including one (1) Month prior to the Termination Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans; and

(b)

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date, other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Base Currency” means euro.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request), adjusted to reflect any repayment or prepayment of such Loan.

“Beaufour Family” means Anne Beaufour and Henri Beaufour and their respective spouses, descendants and ancestors (the “Individuals”), together with any company to the extent at least fifty-one per cent. (51%) of such company’s share capital or voting rights is held by one or more of the Individuals, directly or indirectly through their family trusts, including Mayroy.

“Break Costs” means the positive amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Paris, London, Dublin and New York, and:

(a)	(in relation to any date for payment or purchase of euro) any TARGET Day; or

(b)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency.

“Commitment” means:

(a)

in relation to an Original Lender, the Base Currency Amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)

in relation to any other Lender, the Base Currency Amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. “Commitment Fee” has the meaning given to that term in Clause 13.1 (Commitment Fee).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Borrower, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)

another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 25 (Disclosure of Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking in substance similar to the undertaking in Clause 25 (Disclosure of Information) or in substantially the form of the LMA form of confidentiality undertaking.

“Consolidated EBITDA” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries as specified in the most recent annual consolidated financial statements for the Group.”

“CSR Account” means a segregated account of the Borrower held with the Agent, dedicated solely to the receipt of CSR Premiums and CSR Savings and to the payment of such amounts to CSR Associations, it being understood that the only instructions which may be given by the Borrower during the life of this Agreement with respect to this account are to transfer donations to CSR Associations.

“CSR Association” means Médecins sans Frontières or any other association, the purpose of which is to provide health care services to populations, as agreed between the Agent (acting on the instructions of all the Lenders) and the Borrower.

“CSR Auditor” means one of the statutory auditors of the Group in charge of verifying the CSR Results in the context of the Reference Document.

“CSR Change” means (i) in relation to any CSR Key Performance Indicator, a regulatory change or material change in market or published guidelines, on which the Borrower has no recourse or ability to act upon, which affects, significantly whether positively and/or negatively, one or more of the CSR KPIs, (ii) with respect to CSR KPI 2 and KPI 3, the expiry of a period commencing on the Signing Date and ending on 31 December 2019, during which period the CSR Targets shall be agreed between the Borrower and the Agent (on the instructions of the Majority Lenders) for the Borrower’s financial years ending 31 December 2019 or (iii) any other change in methodology or scope of any CSR KPI.

“CSR Deposits” has the meaning given to such term in Clause 10.4.4.

“CSR KPI Certificate” means the certificate in relation to disclosure of the CSR Results and to their alignment with the CSR Targets signed by the Chief Financial Officer and the Chief Executive Officer (Directeur Général) of the Borrower, substantially in the form set out in Schedule 9 (Form of CSR KPI Certificate).

“CSR Donation Certificate” means the certificate in relation to disclosure of the amount of the CSR Deposits paid to the CSR Associations signed by the Chief Financial Officer and the Chief Executive Officer (Directeur Général) of the Borrower, substantially in the form set out in Schedule 10 (Form of CSR Donation Certificate).

“CSR Key Performance Indicator” or “CSR KPI” means any corporate social responsibility indicator monitored by the Borrower, as verified by the CSR Auditor (or, as the case may be, based on values verified by the CSR Auditor) through the verification of the corporate social responsibility indicators of the Borrower’s Reference Document, and specified in the column under the heading “CSR Key Performance Indicator” in Schedule 8 (CSR Targets) and “CSR KPI 1”, “CSR KPI 2” and “CSR KPI 3”, each refers to the relevant CSR KPI identified as such in Schedule 8 (CSR Targets)

“CSR Premium” has the meaning given to that term in Clause 10.4 (CSR KPI Margin Adjustment).

“CSR Result” means, in relation to any CSR Key Performance Indicator included in any CSR KPI Certificate, the actual value assigned to such CSR Key Performance Indicator (as verified by the CSR Auditor or, as the case may be, based on values verified by the CSR Auditor in the Reference Document, for the relevant financial year of the Borrower.

“CSR Savings” has the meaning given to that term in Clause 10.4 (CSR KPI Margin Adjustment).

“CSR Target” means, with respect to any financial year of the Borrower and any CSR Key Performance Indicator, the value set out opposite that CSR Key Performance Indicator under the heading “CSR Target for each relevant FY” in Schedule 8 (CSR Targets) with respect to that financial year.

“Default” means an Event of Default or a Potential Event of Default.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Documentation Agent” means Natixis.

“Environmental Approval” means any authorisation required by any law or regulation concerning:

(a)	the environment;

(b)	the conditions of the workplace; or

(c)	any emission or substance which is capable of causing harm to any living organism or the environment.

“EURIBOR” means, in relation to any Loan in the Base Currency:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate),

and, if, in either case, that rate is less than zero (0), EURIBOR shall be deemed to be equal to zero (0).

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Existing Facilities” means:

(i)

the EUR600,000,000 revolving facility under the revolving facility agreement dated 17 October 2014 (as amended and restated on 24 June 2016 and as further amended and restated on 6 June 2017 and on 4 January 2019) entered into among the Borrower and certain financial institutions as lenders;

(ii)	the EUR100,000,000 facility under the bilateral facility agreement dated 24 June 2016 entered into between the Borrower and [***] (as amended from time to time);

(iii)	the EUR100,000,000 facility under the bilateral facility agreement dated 24 June 2016 entered into between the Borrower and [***] (as amended from time to time); and

(iv)	the EUR100,000,000 facility under the bilateral facility agreement dated 24 June 2016 entered into between the Borrower and [***] (as amended from time to time).

“Extended Lender” means, in relation to an Extension, each Lender which agrees to the relevant Extension Request in accordance with Clause 7.3 (Consent to an Extension Request by the Lenders).

“Extension” means an extension of the Termination Date requested by the Borrower in an Extension Request and accepted by one or more Extended Lender(s) in accordance with Clause 7 (Extension of the Termination Date).

“Extension Date” has the meaning given to such term in Clause 7.3.3.

“Extension Request” means the First Extension Request or the Second Extension Request, which shall be made by the Borrower substantially in the form set out in Schedule 6 (Form of Extension Request).

“Facility” means the revolving loan facility made available under this Agreement as described in Clause 2 (Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fallback Interest Period” means one (1) week.

“FATCA” means:

(a)	sections 1471 to 1474 of the US Internal Revenue Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)

in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the US Internal Revenue Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the US Internal Revenue Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding requested by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the Signing Date between the Agent, the Documentation Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners, the CSR Coordinator and the Borrower, setting out any of the fees referred to in Clause 13 (Fees).

“Finance Document” means this Agreement, the Mandate Letter, any Fee Letter and any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, a Global Mandated Lead Arranger, a Mandated Lead Arranger, a Bookrunner or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“First Extended Termination Date” means the date falling six (6) years after the Signing Date.

“First Extension Request” has the meaning given to such term in Clause 7.1 (First Extension Option).

“French Bank Levy” means the French taxe pour le financement du fonds de soutien aux collectivités territoriales levied pursuant to the provisions of article 235 ter ZE bis of the French Code Général des Impôts.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 12.4 (Cost of funds).

“GAAP” means generally accepted accounting principles in France, including IFRS. “Group” means the Borrower and its Subsidiaries for the time being.

“Groupe Crédit Agricole” means (i) Crédit Agricole Corporate and Investment Bank, incorporated under the laws of France as a société anonyme, whose registered office is at 12 place des États-Unis, CS 70052, 92547 Montrouge Cedex, registered in France under identification number 304 187 701 RCS Nanterre and (ii) Crédit Lyonnais, incorporated under the laws of France as a société anonyme, whose registered office is at 18, rue de la République, 69002 Lyon, registered in France under identification number 954 509 741 RCS Lyon.

“Historic Screen Rate” means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than one (1) Business Day before the Quotation Day.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Initial Termination Date” means the date falling five (5) years after the Signing Date.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.5 (Default interest).

“Interpolated Historic Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as to the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each for the currency of that Loan and each of which is as of a day which is no more than one (1) Business Day before the Quotation Day.

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as to the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)

the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan.

“Lender” means:

(a)	any Original Lender; and

(b)	any entity (excluding, for the avoidance of doubt, any natural person) which has become a Party as a “Lender” in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Leverage Ratio” has the meaning given to such term in Clause 21.1 (Financial definitions).

“LIBOR” means, in relation to any Loan in an Optional Currency:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero (0), LIBOR shall be deemed to be equal to zero (0).

“Loan” means a loan made or to be made under this Agreement or the principal amount outstanding for the time being of that Loan.

“Majority Lenders” means:

(a)

if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2⁄3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2⁄3% of all the Loans then outstanding.

“Mandate Letter” means the mandate letter dated 3 May 2019 from the Global Mandated Lead Arrangers, the CSR Coordinator and the Mandated Lead Arrangers to the Borrower and countersigned by the Borrower on 10 May 2019.

“Margin” means the rate per annum calculated in accordance with Clause 10.3 (Margin adjustment).

“Material Company” means the Borrower and any member of the Group which has EBITDA representing five per cent. (5%) or more of the Consolidated EBITDA or which has turnover representing five per cent. (5%) or more of the Group’s consolidated turnover. A list of Material Companies is or will be provided by the Borrower (i) as of 31 December 2018, pursuant to paragraph 3(c) of Schedule 2 (Conditions Precedent) and (ii) in each Compliance Certificate, pursuant to and in accordance with paragraphs (b) and (c) of Clause 20.2 (Compliance Certificate).

“Material Adverse Effect” means a material adverse effect on:

(a)	the Borrower’s ability to perform or comply with its payment obligations or other material obligations under the Finance Documents; or

(b)	the validity or enforceability of, or the effectiveness of the rights or remedies of any Lender under the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“New Lender” has the meaning given to such term in Clause 24.1 (Transfers by the Lenders).

“Non-Cooperative Jurisdiction” means a “non-cooperative state or territory” (Etat ou territoire non coopératif) as set out in the list referred to in article 238-0 A of the French Code Général des Impôts, as such list may be amended or supplemented from time to time or replaced by any other provision or list having a similar purpose.

“OECD Country” means any country which is or becomes a party to the Convention on the Organisation for Economic Co-operation and Development dated 14 December 1960, as amended from time to time.

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.4 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)	the audited consolidated and unconsolidated financial statements of the Borrower for the financial year ended 31 December 2018; and

(b)	the unaudited consolidated financial statements of the Group for the financial half year ended on 30 June 2018.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with the legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Acquisitions” means one or several acquisition(s) by a member of the Group for cash or share consideration of all or part of the issued share capital of a target, business or undertaking and engaged in a business substantially the same as that carried on by the Group.

“Potential Event of Default” means any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Qualifying Lender” has the meaning given to such term in Clause 14 (Tax Gross-Up and Indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is euro) two (2) TARGET Days before the first day of that period; or

(b)	(if the currency is sterling) the first day of that period; or

(c)	(for any other currency) two (2) Business Days before the first day of that period,

unless market practice differs in the Relevant Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank” means each bank as may be appointed from time to time by the Agent in consultation with the Borrower for the purposes referred to in this Agreement, subject to the prior consent of such entity to its appointment.

“Reference Bank Rate” means the arithmetic means of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	in relation to EURIBOR:

(i)

(other than where paragraph (ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(ii)

if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(b)	in relation to LIBOR, as either:

(i)	if:

(A)	the Reference Bank is a contributor to the applicable Screen Rate; and

(B)	it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)	in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market.

“Reference Document” means each reference document (document de référence) filed by the Borrower annually with the Autorité des Marchés Financiers and which contains information relating to the Borrower, its activities, risks and perspectives of business.

“Reference Document (2018)” means the Reference Document registered with the French Autorité des Marchés Financiers on 26 March 2019 under number D.19-0205.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Financial Statements” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Relevant Market” means:

(a)	in relation to euro, the European interbank market; and

(b)	in relation to any other currency, the London interbank market.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Period” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clause 19 (Representations), except those set out in Clauses 19.7 (Tax Deduction), 19.8 (No filing or stamp taxes), 19.10 (No misleading information) and 19.11 (Financial statements).

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Rollover Loan” means one or more Loan(s):

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)	made or to be made to the Borrower for the purpose of refinancing the maturing Loan.

“Sanctioned Person” means any person who is a designated target of Sanctions or is otherwise a subject of Sanctions (including without limitation as a result of being (a) owned or controlled directly or indirectly by any person which is a designated target of Sanctions, or (b) organised under the laws of, or a resident of, any country that is subject to general or country-wide Sanctions), but excludes any such person to the extent that the business to be undertaken with it by any member of the Group is not Sanctions-Related Business.

“Sanctions” means, at the relevant time, any economic or financial sanctions, trade embargoes or similar measures enacted, administered or enforced by any of the following (or by any agency of any of the following):

(a)	the United Nations;

(b)	the United States of America; or

(c)	the European Union or any member state thereof at the relevant time or the United Kingdom; or

(d)	the respective institutions and agencies of any of the above, including OFAC, the U.S. Department of State, the U.S. Department of Commerce, the French Treasury and Her Majesty’s Treasury.

“Sanctions-Related Business” means any business with or involving any Sanctioned Person, unless at the relevant time:

(a)	such business would be legal for the relevant member of the Group to undertake under then-applicable Sanctions;

(b)	such business would be legal for any Lender to finance under then-applicable Sanctions; and

(c)	it would not cause any Lender to breach then-applicable Sanctions to receive proceeds from such business.

“Screen Rate” means:

(a)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period, displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period, displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders, and the Borrower materially changed;

(b)

(i)

(A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used or has ceased to be representative.

“Security” means any hypothèque, nantissement, gage, privilège or any other sûreté réelle, mortgage, charge, pledge, lien, assignment by way of security (cession à titre de garantie), fiducie-sûreté or any mandate enabling a person to create the same or undertaking to create the same or other security interest or charge securing any obligation or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Second Extended Termination Date” means the date falling seven (7) years after the Signing Date.

“Second Extension Request” has the meaning given to such term in Clause 7.2 (Second Extension Option).

“Signing Date” means the date of execution of this Agreement.

“Specified Time” means a day and time determined in accordance with Schedule 7 (Timetables).

“Subsidiary” means, in relation to any company, another company which is controlled by it within the meaning of article L.233-3 I and II of the French Code de Commerce.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 14.1 (Definitions).

“TEG Letter” means any letter setting the effective global rate (taux effectif global) referred to in Clause 10.7 (Effective Global Rate (Taux Effectif Global)).

“Termination Date” means, as the case may be for each Lender’s Commitment in accordance with Clause 7.4 (Determination of the Termination Date for a Lender), the Initial Termination Date, the First Extended Termination Date or the Second Extended Termination Date.

“Test Date” has the meaning given to such term in Clause 21.1 (Financial definitions).

“Total Amount CSR Deposits” means, in respect of any financial year of the Borrower, the aggregate amount of CSR Deposits made in such financial year pursuant to Clause 10.4.4.

“Total Commitments” means the aggregate of the Commitments of all the Lenders being as at the Signing Date, the total amount specified as such in Schedule 1 (The Original Lenders).

“Transfer Agreement” means an agreement substantially in the form set out in Schedule 4 (Form of Transfer Agreement) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Transfer Agreement; and

(b)	the date on which the Agent executes the Transfer Agreement.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US” means the United States of America.

“US Internal Revenue Code” means the US Internal Revenue Code of 1986.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union, in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Agent”, the “CSR Coordinator” any “Global Mandated Lead Arranger”, any “Mandated Lead Arranger”, any “Bookrunner”, any “Finance Party”, any “Lender”, the “Borrower” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a document “in agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	an “amendment” includes an amendment, supplement, novation, re-enactment, replacement, restatement or variation and “amended” will be construed accordingly;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)

“corporate reconstruction” includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d’actifs) and any demerger (scission) implemented in accordance with articles L.236-1 to L.236-24 of the French Code de Commerce;

(vi)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated, supplemented, extended or restated;

(vii)	“gross negligence” means “faute lourde”;

(viii)	a “guarantee” includes any “cautionnement”, “aval” and any “garantie” which is independent from the debt to which it relates or any “lettre d’intention” constituting a payment obligation;

(ix)	“incorporation” includes the formation or establishment of a partnership or any other person and “incorporate” will be construed accordingly;

(x)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xi)	“merger” includes any fusion implemented in accordance with articles L.236-1 to L.236-32 of the French Code de Commerce;

(xii)

“know your customer requirements” are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(xiii)	a “transfer” includes any means of transfer of rights and/or obligations under French law;

(xiv)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any grouping (whether or not having separate legal personality);

(xv)

a “regulation” includes any décret, regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xvi)	a “security interest” includes any type of security (sûreté réelle) and transfer by way of security;

(xvii)	“trustee”, “fiduciary” and “fiduciary duty” has in each case the meaning given to such term under any applicable law;

(xviii)	“wilful misconduct” means “dol”;

(xix)	a provision of law is a reference to that provision as amended or re-enacted; and

(xx)	a time of day is a reference to Paris time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default is “continuing” if it has not been remedied or waived.

1.3	Currency symbols and definitions

In this Agreement:

(a)	“euro”, “EUR” or “€” means, at any time, the lawful currency of the Participating Member States;

(b)	“sterling”, “GBP” or “£” means, at any time, the lawful currency of the United Kingdom; and

(c)	“dollars”, “USD” or “$” means the lawful currency of the US.

2.	Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

2.2.1

The obligations of each Finance Party under the Finance Documents are several (conjointes et non solidaires). Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph 2.2.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

2.2.3	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards general corporate purposes of the Group, including the repayment and cancellation of the Existing Facilities and thereafter the financing or refinancing of any Permitted Acquisition (including any related interest, fees, costs and expenses related thereto).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

4.1.1

The Borrower may not deliver a Utilisation Request unless the Agent has received, on the Signing Date, all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably). The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.1.2

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph 4.1.1 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification, unless directly caused by its gross negligence or wilful misconduct.

4.2	Further conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to a Loan if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(ii)	the Repeating Representations to be made by the Borrower are true in all material respects.

(b)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to the first Utilisation if on or prior to such Utilisation the Borrower delivers to the Agent:

(i)

a certificate signed by an authorised signatory of the Borrower certifying that the Leverage Ratio pro forma as at the Utilisation Date (taking into account the repayment of the Existing Facilities with the proceeds of such Utilisation) does not exceed 3.5:1; and

(ii)	satisfactory evidence that, no later than upon the occurrence of the first Utilisation, all the Existing Facilities shall be repaid and cancelled in full.

4.3	Conditions precedent for the sole benefit of the Lenders

The conditions precedent provided for in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) are stipulated for the sole benefit of the Lenders.

4.4	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Loan if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Loan; and

(ii)	it is sterling, dollars or any other currency approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request.

(b)	If the Agent has received a written request from the Borrower for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Borrower by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.5	Maximum number of Loans

(a)	The Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation, more than ten (10) Loans would be outstanding at any time.

(b)	Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.5.

5.	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the proposed Utilisation Date in respect of the first Utilisation is on or prior to 31 July 2019;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 11 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of EUR 10,000,000 (or, if higher, any integral multiple of EUR 1,000,000) or, if less, the Available Facility; or

(ii)	if the currency selected is sterling, a minimum of GBP 10,000,000 (or, if higher, any integral multiple of GBP 1,000,000) or, if less, the Available Facility; or

(iii)	if the currency selected is dollars, a minimum of USD 10,000,000 (or, if higher, any integral multiple of USD 1,000,000) or, if less, the Available Facility; or

(iv)

if the currency selected is an Optional Currency (other than sterling or dollars), the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.4 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(v)	in any event, such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders’ Participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan, in each case by the Specified Time.

5.5	Cancellation of Commitment

(a)	The Available Facility shall be immediately cancelled at the end of the Availability Period.

(b)	The Available Facility shall be immediately cancelled in full if the first utilisation has not occurred on or prior to 31 July 2019.

6.	Optional Currencies

6.1	Selection of currency

The Borrower shall select the currency of a Loan in a Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 (Unavailability of a currency) will be required to participate in the Loan in the Base Currency (in (i) an amount equal to that Lender’s proportion of the Base Currency Amount or (ii) in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

7.	Extension of the Termination Date

7.1	First Extension Option

The Borrower may request that the Lenders extend the Initial Termination Date for a further period of one (1) year by delivering an Extension Request to the Agent no more than ninety (90) days and not less than forty-five (45) days prior to the first anniversary of the Signing Date (the “First Extension Request”).

7.2	Second Extension Option

Without prejudice to Clause 7.1 (First Extension Option), the Borrower may request that the Lenders extend the relevant Termination Date (which may or may not have already been extended pursuant to Clause 7.1 (First Extension Option)), for:

(a)

a further period of one (1) year following the First Extended Termination Date for Lenders who had agreed to the First Extension Request (to the extent the First Extension Request was made by the Borrower); or

(b)

a further period of one (1) year or two (2) years following the Initial Termination Date (i) for Lenders who had not agreed to the First Extension Request or (ii) if the Borrower had not made or has revoked the First Extension Request, by delivering an Extension Request to the Agent no more than ninety (90) days and not less than forty-five (45) days prior to the second anniversary of the Signing Date (the “Second Extension Request”).

7.3	Consent to an Extension Request by the Lenders

7.3.1	The Agent shall promptly notify the Lenders upon receipt of an Extension Request.

7.3.2

Each Lender shall give irrevocable notice to the Agent no later than thirty-five (35) days after the date of receipt by the Agent of an Extension Request as to whether it agrees to or refuses the Extension requested in the relevant Extension Request, it being agreed that (i) each Lender shall decide whether or not to accept an Extension Request made pursuant to this Clause 7 (Extension of the Termination Date) at its sole discretion and (ii) any Lender which does not reply to an Extension Request within the thirty-five (35) days’ period mentioned above will be deemed to have refused the relevant Extension.

7.3.3

The Agent shall notify the Borrower of the responses given by the Lenders pursuant to Clause 7.3.2 at the expiry of the thirty-five (35) days’ period mentioned in Clause 7.3.2, it being agreed that, to the extent it has been accepted by one or more Extended Lender(s), the relevant Extension will be considered effective at the date of receipt by the Borrower of such notice from the Agent (the “Extension Date”).

7.4	Determination of the Termination Date for a Lender

If a Lender:

(a)	agrees to the First Extension Request, the Termination Date in respect of its Commitment shall be the First Extended Termination Date;

(b)	agrees to the First Extension Request and the Second Extension Request, the Termination Date in respect of its Commitment shall be the Second Extended Termination Date;

(c)

has not agreed to the First Extension Request but agrees to the Second Extension Request, the Termination Date in respect of its Commitment shall be (at its discretion and as specified by such Lender in its answer to the Second Extension Request), the First Extended Termination Date or the Second Extended Termination Date; or

(d)	has agreed neither to the First Extension Request nor to the Second Extension Request, its Commitment shall be cancelled on the Initial Termination Date.

7.5	Determination of the Total Commitments following an Extension

7.5.1

As from the Initial Termination Date, the Total Commitments will be reduced by the amount of the Commitment of each Lender whose Commitment expires on the Initial Termination Date and the aggregate amount of such Lender’s participation in any Utilisation, together with any interest accrued thereon and any other amounts due from the Borrower in respect thereof shall be repaid by the Borrower on the Initial Termination Date.

7.5.2

As from the First Extended Termination Date, the Total Commitments will be reduced by the amount of the Commitment of each Lender whose Commitment expires on the First Extended Termination Date and the aggregate amount of such Lender’s participation in any Utilisation, together with any interest accrued thereon and any other amounts due from the Borrower in respect thereof shall be repaid by the Borrower on the First Extended Termination Date.

7.6	Withdrawal of an Extension Request

(a)

Notwithstanding any provision to the contrary in Clause 7 (Extension of the Termination Date), the Borrower may freely withdraw an Extension Request by sending a written notice to the Agent no later than three (3) Business Days following the Extension Date without incurring any penalty.

(b)	In case of withdrawal of an Extension Request made in accordance with paragraph (a) above:

(i)	the relevant Extension Request shall be automatically considered as null and void;

(ii)	the Extension requested in the relevant Extension Request will not be effective; and

(iii)	no extension fee shall be owed by the Borrower under Clause 13.7 (Extension Fee) with respect to such Extension Request.

8.	Repayment

The Borrower must repay each Loan on the last day of its Interest Period.

9.	Prepayment and Cancellation

9.1	Mandatory prepayment - Illegality

If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 9.5 (Right of replacement or repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participation repaid.

9.2	Mandatory prepayment - Change of control

(a)	If any person or group of persons (other than the Beaufour Family or any members thereof) acting in concert gains control of the Borrower:

(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(iii)

if a Lender so requires and notifies the Agent within five (5) Business Days of the Agent notifying promptly the Lenders of the event, the Agent shall, by not less than ten (10) calendar days’ notice to the Borrower cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)

For the purpose of paragraph (a) above, “control” has the meaning given in article L.233-3 of the French Code de Commerce and “acting in concert” has the meaning given in article L.233-10 of the French Code de Commerce.

9.3	Voluntary cancellation

(a)

The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part of the Available Facility (but if in part, for a minimum amount of EUR 10,000,000 or an integral multiple thereof).

(b)	Any cancellation under this Clause 9.3 (Voluntary cancellation) shall reduce the Commitments of the Lenders rateably.

9.4	Voluntary Prepayment

The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of EUR 10,000,000 or, if higher, any integral multiple of EUR 10,000,000).

9.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up) or under an equivalent provision of any Finance Document;

(ii)	any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15 (Increased Costs); or

(iii)

any amount payable to any Lender by the Borrower under a Finance Document is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for the Borrower by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through a Facility Office situated in a Non-Cooperative Jurisdiction, or (ii) paid to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction, the Borrower may, whilst the circumstance giving rise to the requirement for that increase, indemnification or non-deductibility continues (or, in the case of Basel III Costs (as defined in Clause 15.1.2), after the Borrower has been requested to indemnify a Finance Party in respect of any Basel III Costs and has indemnified that Finance Party in accordance with Clause 15.2 (Increased cost claims)), give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in any Loan then outstanding.

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)	the Borrower becomes obliged to pay any amount in accordance with Clause 9.1 (Mandatory prepayment - Illegality) to any Lender,

the Borrower may, on 15 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a member of the Group, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent in such capacity;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)

A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

9.6	Mandatory prepayment and cancellation in relation to a single Lender

If it becomes unlawful for the Borrower to perform any of its obligations to any Lender under paragraph (c) of Clause 14.2 (Tax gross-up) or under an equivalent provision of any Finance Document:

(a)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying that Lender, its Commitment will be immediately cancelled; and

(c)

the Borrower shall repay that Lender’s participation in the Loans on the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above or, if earlier, the date specified by that Lender in a notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

9.7	Restrictions

(a)

Any notice of replacement, cancellation or prepayment given by any Party under this Clause 9 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant replacement, cancellation or prepayment is to be made and the amount of that replacement, cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid may be re-borrowed in accordance with the terms of this Agreement.

(d)

The Borrower shall not replace any Lender, repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 9 (Prepayment and Cancellation), it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)

If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), the amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

9.8	Application of prepayments

Any prepayment of a Loan pursuant to Clause 9.4 (Voluntary Prepayment) shall be applied pro rata to each Lender’s participation in that Loan.

10.	Interest

10.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin adjusted, as the case may be, in accordance with Clause 10.4 (CSR KPI Margin Adjustment); and

(b)	EURIBOR or, in relation to any Loan not in euro, LIBOR.

10.2	Payment of interest

(a)

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

(b)

Notwithstanding anything to the contrary set forth in this Agreement, the portion of accrued and payable interest representing CSR Premium shall not be paid to the Agent or the Lenders but shall be paid in accordance with Clause 10.4.4.

10.3	Margin adjustment

(a)

The initial Margin is [***] per cent. ([***]) per annum for the Facility (increased by [***] per cent. ([***]) per annum with respect to any Optional Currency Loan denominated in dollars or sterling) and the applicable Margin will be adjusted upwards or downwards on a semi-annual basis according to the Leverage Ratio as set out in the relevant Compliance Certificate and for the first time on the basis of the Compliance Certificate delivered in respect of the half year consolidated financial statements of the Borrower for the semester ended 30 June 2019, as follows:

Leverage Ratio (“L”)	Margin (per cent. per annum) (Base Currency Loans and Optional Currency Loans not denominated in USD or in sterling)	Margin (per cent. per annum) (Optional Currency Loans denominated in USD or in sterling)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(b)

Any change in the Margin shall take effect, for new Loans and outstanding Loans (including Rollover Loans) and for the purpose of Clause 13.1 (Commitment Fee), five (5) Business Days after the date of receipt by the Agent of the relevant Compliance Certificate. In the event the Compliance Certificate is delivered less than ten (10) Business Days before the end of the relevant Interest Period, the Margin will be adjusted as at the last day of the next Interest Period.

(c)	Without prejudice to any other rights of the Lenders under this Agreement (in particular under Clause 23 (Events of Default)), if (and for so long as):

(i)	the Borrower is in default of its obligation to provide a Compliance Certificate together with the Relevant Financial Statements; or

(ii)	an Event of Default (other than under paragraph (i) above) has occurred and is continuing,

then, the highest level of the above Margin grid for the Facility, being [***] per cent. ([***]) per annum for Base Currency Loans and Optional Currency Loans not denominated in dollars or in sterling and [***] per cent. ([***]) per annum for Loans denominated in dollars or in sterling, will immediately apply to all Loans then outstanding and for the purposes of Clause 13.1 (Commitment Fee); the Margin will revert to the applicable level of the above Margin grid three (3) Business Days after the date when the relevant default mentioned in paragraphs (i) or (ii) above has been remedied or waived.

10.4	CSR KPI Margin Adjustment

10.4.1	The Margin as determined in accordance with Clause 10.3 (Margin adjustment) will be further adjusted by reference to the most recently delivered CSR KPI Certificate as follows:

(a)

if, with respect to any financial year of the Borrower, any of the CSR Targets have been achieved, then the applicable Margin shall be reduced by [***] per annum per CSR KPI achieved, up to a maximum reduction of [***] per annum (the amount of any such reduction and the corresponding reduction to the Commitment Fee, the “CSR Savings”), provided that such CSR Savings shall be paid into the CSR Account and donated in accordance with Clause 10.4.4; and

(b)

if, with respect to any financial year of the Borrower, any CSR Target is not achieved, then the applicable Margin shall be increased by [***]% per annum per CSR KPI which is not achieved, up to a maximum increase of [***]% per annum (the amount of any such increase and the corresponding increase to the Commitment Fee, the “CSR Premium”); provided that such CSR Premium shall not be paid to the Lenders but paid into the CSR Account and donated in accordance with Clause 10.4.4.

For the avoidance of doubt, the adjustment described above applies only for the purposes of the calculations of the CSR Savings and the CSR Premium.

10.4.2

Any adjustment of the Margin pursuant to Clause 10.4.1 shall take effect, for new Loans and outstanding Loans (including Rollover Loans) and for the purpose of Clause 13.1 (Commitment Fee), five (5) Business Days after the date of receipt by the Agent of the relevant CSR KPI Certificate in accordance with Clause 20.4 (CSR KPI Certificates) (and for the first time in relation to the CSR KPI Certificate delivered for the financial year of the Borrower ending 31 December 2019. In the event the CSR KPI Certificate is delivered less than ten (10) Business Days before the end of the relevant Interest Period, the Margin will be adjusted as at the last day of the next Interest Period.

10.4.3

If (and for so long as) the Borrower is not in compliance with its obligation to provide a CSR KPI Certificate or a CSR Donation Certificate pursuant to Clause 20.4 (CSR KPI Certificates), then the Borrower shall not benefit from any CSR Savings and the highest level of CSR Premium (being [***] per annum) will immediately apply to all Loans then outstanding and for the purposes of Clause 13.1 (Commitment Fee). The Margin will revert to the applicable level of CSR Savings or CSR Premium three (3) Business Days after the date when the relevant certificate has been delivered.

10.4.4

On the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months on the date(s) falling at six monthly intervals after the first day of the Interest Period), the Borrower shall deposit (i) the portion of accrued and payable interest and Commitment Fee representing CSR Premium for such Interest Period and (ii) any CSR Savings for such Interest Period into the CSR Account (such deposits, the “CSR Deposits”). The Borrower shall, from time to time, donate the aggregate amount of CSR Deposits to one or more CSR Associations (the amounts and details of which shall be certified each year in a CSR Donation Certificate pursuant to Clause 20.4 (CSR KPI Certificates and CSR Change)); provided that, in respect of any financial year of the Borrower, the total CSR Deposits made in such financial year shall be donated to one or more CSR Associations prior to the end of such financial year.

10.4.5

In the event a CSR Change occurs, the Borrower shall submit a proposal to the Lenders to be considered in good faith and with the purpose of agreeing through a Majority Lenders’ consent by no later than the end of the financial year of the Borrower following such CSR Change (or, in the case of sub-clause (ii) of the definition CSR Change, no later than the relevant date(s) set forth in such definition), revisions, adjustments or updates to the relevant CSR Target or CSR KPI as may be required further to such CSR Change.

10.4.6

In the event no agreement is found between the Borrower and the Agent following a 30 days negotiation period on the revision, adjustment or update of a CSR KPI or CSR Target, Clause 10.4.1 and Clause 10.4.2 shall cease to apply with respect to such CSR KPI.

10.5	Default interest

(a)

If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue to the fullest extent permitted by law on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. (1%) per annum higher than the rate which would have been applicable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.5 (Default interest) shall be immediately payable by the Borrower on demand by the Agent. For the avoidance of doubt, default interest shall accrue automatically as of right (de plein droit) without need for notification (mise en demeure) to the Borrower and is in addition, and without prejudice, to the other rights of the Finance Parties.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be [***] per cent. ([***]) per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)	Neither the demand by the Agent nor the payment of default interest shall constitute a waiver of any right or remedy by any Finance Party under the Finance Documents.

(d)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of article 1343-2 of the French Code Civil, such interest is due for a period of at least one (1) year, but will remain immediately due and payable.

10.6	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement, it being agreed however that the Agent shall not include the details of any individual quotation provided by a Reference Bank nor the rate provided by a Lender in accordance with Clause 12.3 (Market disruption) as part of any such notification.

10.7	Effective Global Rate (Taux Effectif Global)

10.7.1

For the purposes of articles L.314-1 to L.314-5 and R.314-1 et seq. of the French Code de la Consommation and article L.313-4 of the French Code Monétaire et Financier, the Parties acknowledge that (i) the effective global rate (taux effectif global) calculated on the Signing Date, based on assumptions as to the period rate (taux de période) and the period term (durée de période) and on the assumption that the interest rate and all other fees, costs or expenses payable under this Agreement will be maintained at their original level throughout the term of this Agreement, is set out in a letter addressed by the Agent to the Borrower and (ii) that letter forms part of this Agreement.

10.7.2	The Borrower acknowledges receipt of the TEG Letter by countersigning the TEG Letter on the Signing Date.

11.	Interest Periods

11.1	Selection of Interest Periods

11.1.1	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

11.1.2

Subject to this Clause 11 (Interest Periods), the Borrower may select an Interest Period of one (1), three (3) or six (6) Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders), provided that Loans which have been selected for an initial Interest Period of one (1) Month may be rolled-over (under the conditions applicable to Rollover Loans) for a new Interest Period of three (3) Months or six (6) Months only.

11.1.3

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than one (1) Loan with an Interest Period of one (1) Month would be outstanding at any time. Moreover, the Borrower may not deliver a Utilisation Request for a Loan with an Interest Period of one (1) Month to be made on a day where another Loan with such an Interest Period is to be repaid.

11.1.4	An Interest Period for a Loan shall not extend beyond the Termination Date.

11.1.5	A Loan has one (1) Interest Period only.

11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12.	Changes to the Calculation of Interest

12.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for EURIBOR or, if applicable, LIBOR for the Interest Period of a Loan, the applicable EURIBOR or LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Shortened Interest Period: If no Screen Rate is available for EURIBOR or, if applicable, LIBOR for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable EURIBOR or LIBOR for that shortened Interest Period shall be determined pursuant to the relevant definition.

(c)

Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan is, after giving effect to paragraph (b) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for EURIBOR or, if applicable, LIBOR for:

(i)	the currency of that Loan; or

(ii)	the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable EURIBOR or LIBOR shall be the Historic Screen Rate for that Loan.

(d)

Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable EURIBOR or LIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan.

(e)

Reference Bank Rate: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and the applicable EURIBOR or LIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(f)

Cost of funds: If paragraph (e) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no EURIBOR or LIBOR for that Loan and Clause 12.4 (Cost of funds) shall apply to that Loan for that Interest Period.

12.2	Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if EURIBOR or LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated based on the quotations of the remaining Reference Banks.

(b)	If at or about 11:30 a.m. on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

12.3	Market disruption

If before close of business in Paris on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of EURIBOR or, if applicable, LIBOR then Clause 12.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

12.4	Cost of funds

(a)	If this Clause 12.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling five (5) Business Days after the Quotation Day (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this Clause 12.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) (the “Rate Negotiation Period”) with a view to agreeing a substitute basis for determining the rate of interest, it being agreed that during the Rate Negotiation Period, the rate of interest for the relevant Interest Period will be determined in accordance with the provisions of paragraph (a) of Clause 12.4 (Cost of funds).

(c)

Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties, it being agreed that if no agreement is reached between the Agent and the Borrower during the Rate Negotiation Period, the rate of interest for the relevant Interest Period will be determined in accordance with the provisions of paragraph (a) of Clause 12.4 (Cost of funds).

(d)

If this Clause 12.4 applies pursuant to Clause 12.1 (Unavailability of Screen Rate) and a Lender does not supply a quotation by the time specified in paragraph (a) above, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

(e)	If this Clause 12.4 applies pursuant to Clause 12.3 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than EURIBOR or, if applicable LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR or, if applicable, LIBOR.

12.5	Notification to the Borrower

If Clause 12.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

12.6	Break Costs

(a)

The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.	Fees

13.1	Commitment Fee

(a)

The Borrower shall pay to the Agent (for the account of each Lender) a fee (the “Commitment Fee”) in euro computed at the rate of [***] per cent. ([***]) of the applicable Margin on that Lender’s Available Commitment as described in paragraph (b) below.

(b)

The accrued Commitment Fee is payable on the last day of each successive period of three (3) Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective. Notwithstanding anything to the contrary set forth in this Agreement, the portion of accrued and payable Commitment Fee representing CSR Premium shall not be paid to the Agent or the Lenders but shall be paid in accordance with Clause 10.4.4.

13.2	Arrangement and participation fees

The Borrower shall pay to the Agent (for the account of the Global Mandated Lead Arrangers, the Bookrunners, the Mandated Lead Arrangers and the Original Lenders) an arrangement and participation fees in accordance with the Mandate Letter.

13.3	CSR Coordinator fee

The Borrower shall pay to the CSR Coordinator (for its own account) a CSR coordinator fee in the amount and at the times agreed separately in a Fee Letter.

13.4	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed separately in a Fee Letter.

13.5	Documentation Agent’s fee

The Borrower shall pay to the Documentation Agent (for its own account) a documentation agent’s fee in the amount and at the times agreed separately in a Fee Letter.

13.6	Utilisation fee

13.6.1

The Borrower shall pay to the Agent (for the account of each Lender) as from the Signing Date and until the Termination Date, or if the Facility is cancelled in full before the Termination Date, on the date on which such cancellation is effective, a utilisation fee in an amount applicable to the relevant Loans computed at the rate of:

(a)

[***] per cent. ([***]) per annum of the total drawn portion of the Facility for each day on which the aggregate amount of the Loans is more than [***] per cent. ([***]) of the total uncancelled amount of the Total Commitments but equals or is less than [***] per cent. ([***]) of the total uncancelled amount of the Total Commitments;

(b)

[***] per cent. ([***]) per annum of the total drawn portion of the Facility for each day on which the aggregate amount of the Loans is more than [***] per cent. ([***]) of the total uncancelled amount of the Total Commitments but equals or is less than [***] per cent. ([***]) of the total uncancelled amount of the Total Commitments; or

(c)

[***] per cent. ([***]) per annum of the total drawn portion of the Facility for each day on which the aggregate amount of the Loans exceeds [***] per cent. ([***]) of the total uncancelled amount of the Total Commitments.

13.6.2

The utilisation fee is calculated and accrues on a daily basis and is payable on the last day of each successive period of three (3) Months which ends during the Availability Period, on the Termination Date and, if the Facility is cancelled in full, on the date on which such cancellation is effective.

13.7	Extension Fee

13.7.1

If the First Extension Request is made by the Borrower and accepted by one or more Extended Lender(s) in accordance with Clause 7 (Extension of the Termination Date) for an additional period of one (1) year (i.e. until the First Extended Termination Date), the Borrower shall pay to the Agent (for the account of each relevant Extended Lender), within three (3) Business Days following the relevant Extension Date, a fee in euro equal to [***] per cent. ([***]) of each relevant Extended Lender’s Commitment on such Extension Date.

13.7.2

If the Second Extension Request is made by the Borrower and accepted by one or more Extended Lender(s) in accordance with Clause 7 (Extension of the Termination Date) for an additional period of one (1) year (i.e. until the First Extended Termination Date or the Second Extended Termination Date (as applicable)), the Borrower shall pay to the Agent (for the account of each relevant Extended Lender), within three (3) Business Days following the relevant Extension Date, a fee in euro equal to [***] per cent. ([***]) of each relevant Extended Lender’s Commitment on such Extension Date.

13.7.3

If the Second Extension Request is made by the Borrower and accepted by one or more Extended Lender(s) in accordance with Clause 7 (Extension of the Termination Date) for an additional period of two (2) years (i.e. until the Second Extended Termination Date), the Borrower shall pay to the Agent (for the account of each relevant Extended Lender), within three (3) Business Days following the relevant Extension Date, a fee in euro equal to [***] per cent. ([***]) of each relevant Extended Lender’s Commitment on such Extension Date.

14.	Tax Gross-Up and Indemnities

14.1	Definitions

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender which:

(a)	is a Treaty Lender; or

(b)	fulfils the conditions imposed by French Law in order for a payment under a Finance Document not to be subject to (or as the case may be, to be exempt from) any Tax Deduction.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by the Borrower to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

“Treaty Lender” means a Lender which:

(a)	is treated as resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on business in France through a permanent establishment with which that Lender’s participation in the Loan is effectively connected;

(c)	is acting from a Facility Office situated in its jurisdiction of incorporation; and

(d)

fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed on payments under the Finance Documents by France, subject to the completion of any necessary procedural formalities.

“Treaty State” means a jurisdiction having a double taxation agreement with France (the “Treaty”), which makes provision for full exemption from Tax imposed by France on payments under the Finance Documents.

Unless a contrary indication appears, in this Clause 14 (Tax Gross-Up and Indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

(a)	The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

(c)

If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	The Borrower is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax imposed by France, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or concession of any relevant taxing authority; or

(ii)

the relevant Lender is a Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below;

provided that the exclusion for changes after the date a Lender became a Lender under this Agreement in paragraph 14.2(d)(i) above shall not apply in respect of any Tax Deduction on account of Tax imposed by France on a payment made to a Lender if such Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction.

(e)

If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty (30) calendar days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

A Qualifying Lender and the Borrower which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

14.3	Tax indemnity

(a)

The Borrower shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

(ii)	if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(iii)

if that Tax is attributable to the application of or the compliance with (aa) the French Bank Levy or (bb) any Tax in any jurisdiction assessed on a basis similar to the French Bank Levy or levied for a similar purpose (including, for the avoidance of doubt, any Tax enacted for the purpose of discouraging excessive risk taken by financial institutions vis-à-vis the financial system and wider economy); or

(iv)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 14.2 (Tax gross-up);

(B)

would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from the Borrower under this Clause 14.3 (Tax indemnity), notify the Agent.

14.4	Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

14.5	Lender status confirmation

Each Lender which becomes a Party to this Agreement after the Signing Date shall indicate, in the Transfer Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to the Borrower:

(a)	whether it is incorporated, domiciled or acting through a Facility Office situated in a Non-Cooperative Jurisdiction; and

(b)

whether it is a Treaty Lender, a Qualifying Lender other than a Treaty Lender, or not a Qualifying Lender, it being agreed that, if such Lender fails to indicate its status, it shall be treated as if it is not a Qualifying Lender until such time as it notifies its status to the Agent.

For the avoidance of doubt, a Transfer Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 14.5 (Lender status confirmation).

14.6	Stamp taxes

The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (provided that this Clause 14.6 shall not apply in respect of any stamp duty, registration or similar taxes payable in respect of a transfer by a Finance Party of any of its rights or obligations under a Finance Document pursuant to Clause 24 (Changes to the Lenders)), except for registration duties (droits d’enregistrement) payable in the case of voluntary registration of the Finance Documents by a Finance Party or registration of the Finance Documents to the extent such registration was not necessary to enforce, establish or evidence any rights of a Finance Party under the Finance Documents.

14.7	Value added tax

14.7.1

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to Clause 14.7.3, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall (i) pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party) or (ii) where applicable, directly account for such VAT at the appropriate rate under any applicable reverse charge procedure.

14.7.2

If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

14.7.3

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

15.	Increased Costs

15.1	Increased costs

15.1.1

Subject to Clause 15.3 (Exceptions) the Borrower shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(b)	compliance with any law or regulation made after the Signing Date; or

(c)	the implementation or application of, or compliance with, Basel III or any law or regulation which implements or applies Basel III, regardless the date enacted, adopted or issued.

15.1.2	In this Agreement:

“Basel III” means (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010, each as amended and (ii) any further guidance or standards published by the Basel Committee relating to “Basel III”, it being agreed that Basel III includes, without limitation, CRD IV or CRR.

“Basel III Costs” means, in relation to any Finance Party, any Increased Costs attributable to the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

“Basel Committee” means the Basel Committee on Banking Supervision.

“CRD IV” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, or any law or regulation which implements such Directive.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms.

“Increased Costs” means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2	Increased cost claims

15.2.1

A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) (the “Relevant Finance Party”) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

15.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.2.3	Where such claim relates to any Basel III Costs:

(a)

the Relevant Finance Party shall provide the Borrower, on a confidential basis, with a certificate setting out in reasonable detail the amount and the event giving rise to such Basel III Costs, provided that nothing herein shall require the Relevant Finance Party to disclose any confidential information relating to the organisation of its affairs or to its financing strategy and provided that the Relevant Finance Party may not request any Basel III Costs incurred by it earlier than the date starting six (6) months before the date of the claim of the Relevant Finance Party is notified to the Borrower; and

(b)

if required by the Borrower, the Relevant Finance Party and the Borrower shall negotiate in good faith for a period not exceeding twenty (20) calendar days following receipt by the Borrower of the notice from the Relevant Finance Party (the “Negotiation Period”), with a view to mitigating and allocating the amount of Basel III Costs, provided that any Loan requested during the Negotiation Period will be subject to the Borrower paying the applicable Basel III Costs. If such mutually satisfactory arrangements are agreed within the Negotiation Period, these arrangements will be binding on the Borrower and the Relevant Finance Party. If no such mutually satisfactory arrangements are agreed within the Negotiation Period, then the Borrower will pay the amount of such Basel III Costs requested by the Relevant Finance Party no later than three (3) Business Days after the expiry date of the Negotiation Period, without prejudice to the right of the Borrower to subsequently prepay and/or cancel the Commitment of the Relevant Finance Party in accordance with Clause 9.5 (Right of replacement or repayment and cancellation in relation to a single Lender).

15.3	Exceptions

Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity)) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(e)

attributable to the application of or compliance with (i) the French Bank Levy or (ii) any Tax in any jurisdiction assessed on a basis similar to the French Bank Levy or levied for a similar purpose (including, for the avoidance of doubt, any Tax enacted for the purpose of discouraging excessive risk taken by financial institutions vis-à-vis the financial system and wider economy); or

(f)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee in June 2004 in the form existing on the Signing Date (but excluding for the avoidance of doubt any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

In this Clause 15.1 a reference to a “Tax Deduction” has the same meaning given to that term in Clause 14.1 (Definitions).

16.	Other Indemnities

16.1	Currency indemnity

16.1.1

If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against the Borrower; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation within three (3) Business Days of demand, indemnify to the extent permitted by law each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

16.1.2	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

The Borrower shall, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)

a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower or a Lender not being replaced in accordance with a notice of replacement given by the Borrower.

16.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

17.	Mitigation by the Lenders

17.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Mandatory prepayment - Illegality), Clause 14 (Tax Gross-Up and Indemnities), Clause 15 (Increased Costs) or in any amount payable under a Finance Document by the Borrower becoming not deductible from the Borrower’s taxable income for French tax purposes by reason of that amount being (i) paid or accrued to a Finance Party incorporated, domiciled, established or acting through a Facility Office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of or for the benefit of that Finance Party in a financial institution situated in a Non-Cooperative Jurisdiction, including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

17.2	Limitation of liability

(a)	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.3	Conduct of business by a Finance Party

No term of any Finance Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

18.	Costs and Expenses

18.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent, the Global Mandated Lead Arrangers, the Bookrunners, the Mandated Lead Arrangers and the CSR Coordinator the amount of all costs and expenses (including agreed legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the Signing Date.

18.2	Amendment costs

If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Borrower shall, within three (3) Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Enforcement costs

The Borrower shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

19.	Representations

Save where otherwise provided, the representations and warranties set out in this Clause 19 (Representations) are made to each Finance Party by the Borrower for itself and, where specified, on behalf of its Subsidiaries.

19.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of France.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are (subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4.1 (Initial conditions precedent)), legal, valid, binding and enforceable obligations.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its and each of its Subsidiaries’ constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets.

19.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect except where failure to do so would not be materially adverse to the interests of the Lenders.

19.6	Governing law and enforcement

(a)	The choice of French law as the governing law of the Finance Documents to which the Borrower is a party will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in France in relation to a Finance Document to which the Borrower is a party will be recognised and enforced in France.

19.7	Tax Deduction

It is not required to make any Tax Deduction from any payment it may make to a Qualifying Lender under any Finance Document. The Borrower makes the representation in this Clause 19.7 (Tax Deduction) for itself only and not on behalf of any of its Subsidiaries.

19.8	No filing or stamp taxes

It is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which has or might reasonably be expected to have a Material Adverse Effect.

19.10	No misleading information

(a)

Any factual information provided by the Borrower to the Finance Parties in relation with this Agreement before the Signing Date was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

Nothing has occurred or been omitted and no information has been given or withheld in relation with this Agreement that results in the information provided to the Finance Parties before the Signing Date being untrue or misleading in any material respect.

19.11	Financial statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	The Original Financial Statements fairly represent the financial condition and operations of the Group during the relevant financial year or financial half year, as applicable.

(c)	No event having a Material Adverse Effect has occurred since the latest annual consolidated and audited financial statements.

19.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.14	Authorisations in place

All authorisations, licences, permits and approvals (including all Environmental Approvals) necessary for the conduct of the business, trade and ordinary activities of the members of the Group have been obtained and effected and are in full force and effect where failure to obtain such authorisations, licences, permits or approvals has or might reasonably be expected to have a Material Adverse Effect.

19.15	Insurance

All insurances on and in relation to the Group’s business and assets against all material risks which are normally insured against by other companies owning or carrying on similar businesses are subscribed.

19.16	Centre of main interests

For the purpose of (i) the Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings and (ii) as from 26 June 2017, the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), the Borrower’s centre of main interests is situated in France.

19.17	Existing Security

No Security exists over the whole or any part of the assets of the Borrower or any member of the Group, except those permitted under this Agreement.

19.18	Sanctioned Persons

Neither the Borrower nor any member of the Group nor, to the Borrower’s knowledge, any director, officer, or employee of any member of the Group is a Sanctioned Person.

19.19	Anti-bribery, anti-corruption and anti-money-laundering laws and regulations

Neither the Borrower nor any of its Subsidiaries nor any of their respective directors, officers or employees has engaged (directly or indirectly on behalf of any member of the Group) in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction and the Borrower has instituted and maintains policies and procedures designated to prevent violation of such laws, regulations and rules.

19.20	Anti-boycott Provisions

Notwithstanding any other provision of any Finance Document:

(a)

in relation to each Finance Party that notifies the Agent to this effect (each a “Restricted Finance Party”), the provisions of Clause 19.18 (Sanctioned Persons) and Clause 22.11 (Sanctions) (together, the “Sanctions Provisions”) shall only apply for the benefit of that Restricted Finance Party to the extent that the Sanctions Provisions do not result in any violation by it of, conflict with or liability for it under:

(i)	Council Regulation (EC) 2271/96;

(ii)	section 7 of the German Foreign Trade Rules (AWV) (Außenwirtschaftsverordnung) in connection with section 4 paragraph 1 no. 3 of the German Foreign Trade Act (Außenwirtschaftsgesetz); or

(iii)	a similar anti-boycott statute in the United States of America, the European Union or the United Kingdom; and

(b)

in connection with any amendment, waiver, determination, declaration, decision (including a decision to accelerate) or direction (each a “Relevant Measure”) relating to any part of the Sanctions Provisions of which a Restricted Finance Party does not have the benefit as referred to in paragraph (a) above:

(i)	the Commitments of a Lender that is a Restricted Finance Party; and

(ii)	the vote of any other Restricted Finance Party which would be required to vote in accordance with the provisions of this Agreement,

will be excluded for the purpose of determining whether the consent of the requisite Finance Parties to approve such Relevant Measure has been obtained.

19.21	Repetition

(a)	The representations and warranties in this Clause 19 (Representations) are made by the Borrower on the Signing Date.

(b)

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

20.	Information Undertakings

The undertakings in this Clause 20 (Information Undertakings) remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)

as soon as the same become available, but in any event within one hundred and eighty (180) calendar days after the end of each of its financial years, its audited consolidated financial statements for that financial year; and

(b)

as soon as the same become available, but in any event within one hundred and twenty (120) calendar days after the end of each first half of each of its financial years, its consolidated financial statements for that financial half year.

20.2	Compliance Certificate

(a)	The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 20.1 (Financial statements), a Compliance Certificate.

(b)

Each Compliance Certificate shall be signed by the Chief Financial Officer and the Chief Executive Officer (Directeur Général) of the Borrower and shall set out a list of the Material Companies and, if required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements), shall be reported on by the Borrower’s auditors through their certification of such financial statements, failing which such report shall be in the form agreed by the Borrower and the Agent (acting reasonably).

(c)

If the Material Companies do not represent at least [***] per cent. ([***]) of Consolidated EBITDA and turnover of the Group, then the Borrower shall designate other members of the Group as Material Companies to ensure that the [***] per cent. ([***]) threshold is complied with.

20.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Borrower pursuant to Clause 20.1 (Financial statements) shall be certified by the Chief Financial Officer or the Chief Executive Officer (Directeur Général) of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)

The Borrower shall procure that each set of its financial statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to verify the calculation of the Leverage Ratio and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(c)

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4	CSR KPI Certificates and CSR Change

(a)	The Borrower shall supply to the Agent (in sufficient copies for all the Lenders if the Agent so requests), within five (5) Business Days of the publication of each Reference Document:

(i)

a CSR KPI Certificate setting out each of the CSR Results for each CSR KPI as at the date as to which that Reference Document relates, together with the Margin computations set out in Clause 10.4 (CSR KPI Margin Adjustment): and

(ii)

(for the first time in relation to the financial year of the Borrower ending 31 December 2020), a CSR Donation Certificate certifying the amounts and the details of the CSR Deposits paid to the CSR Account and the CSR Premiums and the amount of the CSR Savings paid to the CSR Associations during the most recently ended financial year of the Borrower, as reported on by the Borrower’s auditors.

(b)	The Borrower shall promptly notify the Agent of the occurrence of any CSR Change.

20.5	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)

promptly upon becoming aware of them, the details of any litigation, labour dispute, arbitration or administrative proceedings (other than frivolous claims dismissed (other than as a result of a settlement) within twenty (20) Business Days) which are current, threatened or pending against the Borrower or any member of the Group, and which each involves a potential liability or fine in excess of EUR 25,000,000 (or its equivalent in any other currency or currencies);

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against the Borrower or any member of the Group, and which involves a liability or fine in excess of EUR25,000,000 (or its equivalent in any other currencies); and

(d)

promptly, such further information regarding the financial condition, business and operations of the Borrower or any member of the Group as any Finance Party (through the Agent) may reasonably request subject to applicable regulations (including stock exchange rules).

20.6	Notification of default

(a)	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate, signed by the Chief Financial Officer or the Chief Executive Officer (Directeur Général) of the Borrower, certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	Use of websites

20.7.1	The Borrower acknowledges and agrees that any information under this Agreement may be delivered to a Lender (through the Agent) (a “Website Lender”) on to an electronic website if:

(a)	the Agent and the Lenders agree;

(b)	the Agent appoints a website provider (which shall be Debtdomain or Intralinks) and designates an electronic website for this purpose (the “Designated Website”);

(c)	the Designated Website is used for communication between the Agent and the Lenders;

(d)	the Agent notifies the Lenders of the address and password for the Designated Website;

(e)	the information can only be posted on the website by the Agent; and

(f)	the information posted is in a format agreed between the Borrower and the Agent.

20.7.2	The cost of the Designated Website shall be borne by the Borrower, subject to such cost being agreed by the Borrower beforehand.

20.7.3

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall at its own cost comply with any such request within ten (10) Business Days.

20.8	“Know your customer” checks

20.8.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signing Date;

(b)	any change in the status of the Borrower after the Signing Date; or

(c)	a proposed transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.8.2

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.	Financial Covenant

21.1	Financial definitions

In this Clause 21 (Financial Covenant):

“Consolidated EBITDA” means, for any Relevant Period, the consolidated core operating income (Résultat Opérationnel Courant) before any depreciation and amortisation as set out in the Relevant Financial Statements.

“Consolidated Net Debt” means, for any Relevant Period, the consolidated financial indebtedness (Passifs financiers) but including in the case of finance leases, only the capitalised value thereof, less cash and cash equivalent (Trésorerie et équivalents de trésorerie) as set out in the latest Relevant Financial Statements.

“Leverage Ratio” means the ratio of Consolidated Net Debt to Consolidated EBITDA in respect of the Relevant Period.

“Relevant Financial Statements” means:

(a)	for each Relevant Period ending on 31 December, the audited consolidated annual financial statements of the Borrower for the financial year ending on the same date; and

(b)	for each Relevant Period ending on 30 June, the consolidated financial statements of the Borrower for the financial half year ending on the same date.

“Relevant Period” means each twelve-month period ending on a Test Date.

“Test Date” means 30 June and 31 December of each year.

21.2	Interpretation

(a)

Except as provided to the contrary in this Agreement, an accounting term used in this Clause 21 (Financial Covenant) is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b)

Any amount in a currency other than euro is to be taken into account at its euro equivalent, provided that if the amount is to be calculated on the last day of a financial period of the Borrower, that euro equivalent will be calculated on the basis of the relevant rates of exchange used by the Borrower in, or in connection with, its financial statements for that period.

(c)	No item must be credited or deducted more than once in any calculation under this Clause 21 (Financial Covenant).

21.3	Leverage Ratio

The Borrower shall ensure that, for each Relevant Period, the Leverage Ratio shall not exceed [***].

21.4	Determination of Leverage Ratio

The Leverage Ratio shall be determined by reference to the financial statements delivered pursuant to Clause 20.1 (Financial statements) and each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate) and calculated for each Relevant Period on a rolling twelve-month basis.

22.	General Undertakings

The undertakings in this Clause 22 (General Undertakings) in respect of the Borrower and, where applicable, in relation to any member of the Group, remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3	Negative pledge

(a)	The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	The Borrower shall not (and the Borrower shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:

(i)

any Security listed in the Reference Document (2018) or replacing the same, except to the extent the principal amount secured by that all such Security exceeds the amount stated in the Reference Document (2018);

(ii)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)	any lien arising by operation of law and in the ordinary course of trading;

(iv)	any Security over any asset acquired by a member of the Group after the Signing Date if:

(A)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(C)	the Security is removed or discharged within one hundred and twenty (120) calendar days of the date of acquisition of such asset;

(v)

any Security over assets acquired after the Signing Date to secure the financing of the acquisition of such assets (to the extent such financing is permitted under Clause 22.9 (Financial Indebtedness)) and provided that the secured amount may not exceed the amount (including the related interest, fees and costs) of the financing of the acquisition of such assets;

(vi)

any Security over any asset of any company which becomes a member of the Group after the Signing Date, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(A)	the Security was not created in contemplation of the acquisition of that company;

(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)	the Security is removed or discharged within one hundred and twenty (120) calendar days of that company becoming a member of the Group; or

(vii)

any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (i) to (vi) above) does not exceed EUR150,000,000 (or its equivalent in any other currency or currencies) in any financial year and EUR450,000,000 (or its equivalent in any other currency or currencies) in aggregate during the term of this Agreement.

22.4	Disposals

(a)

The Borrower shall not (and the Borrower shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality; or

(iii)

of assets between members of the Group on arms’ length terms (other than sales, leases, transfers or other disposals by the Borrower to other members of the Group which would exceed an aggregate amount of €200,000,000 (or its equivalent in any other currency or currencies) during the term of this Agreement); or

(iv)	on arms’ length terms involving the Group’s consumer health care division (“activité de Santé Familiale”); or

(v)

on arms’ length terms where (1) the aggregate net book value of property or assets disposed in such sale, lease, transfer or other disposal and all other such sales, leases, transfers or other disposals coming under this paragraph (v) over the life of the Facility does not exceed 40% of Consolidated Total Assets (determined as of the last day of the most recently ended financial year) and (2) the aggregate net book value of property or assets disposed in such sale, lease, transfer or other disposal and all other such sales, leases, transfers or other disposals coming under this paragraph (v) during the financial year in which such sale, lease, transfer or other disposal occurs does not exceed 10% of Consolidated Total Assets (determined as of the last day of the most recently ended financial year).

22.5	Pari passu ranking

The Borrower must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

22.6	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the Signing Date.

22.7	Maintenance of insurances

(a)

The Borrower shall (and the Borrower shall ensure that each member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

22.8	Merger

The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) enter into any amalgamation, merger consolidation, corporate reconstruction, demerger or spinoff, unless it is:

(a)	(subject to paragraph (c) below), a merger between a member of the Group (other than the Borrower) and another member of the Group;

(b)	amalgamation, consolidation, corporate reconstruction, demerger or spin-off between Group members (other than the Borrower); or

(c)	a merger involving the Borrower where the surviving or absorbing entity is the Borrower,

(each a “Merger Operation”),

and provided that in the case of an amalgamation, demerger, merger, corporate reconstruction, demerger or spin-off under paragraphs (a) to (c) above:

(i)	the Borrower must provide reasonable details of the Merger Operation to the Agent in a timely manner prior to its taking place;

(ii)

where the Merger Operation involves the Borrower, the Agent may reasonably require legal opinions from external counsel at the cost and expense of the Borrower confirming, inter alia, that the obligations of the Borrower under the Finance Documents would remain legal, valid, binding and enforceable notwithstanding the Merger Operation;

(iii)

where the Merger Operation involves the Borrower, the surviving entity remains parent of the Group and its creditworthiness would not, in the reasonable opinion of the Lenders, be adversely affected by the Merger Operation;

(iv)

(1) where the Merger Operation involves the Borrower, the place of incorporation and registered head office of the Borrower remains in France; and (2) where the Merger Operation involves a member of the Group (other than the Borrower), the place of incorporation and registered head office of the surviving or absorbing entity remains in the jurisdiction of incorporation of such member of the Group before the Merger Operation; and

(v)	the rights of the Finance Parties under any Finance Document would not be impaired or restricted in any way by the Merger Operation.

22.9	Financial Indebtedness

22.9.1	Except as provided below, no member of the Group (other than the Borrower) may incur or permit to be outstanding any Financial Indebtedness.

22.9.2	Clause 22.9.1 does not apply to:

(a)	any Financial Indebtedness owed by a member of the Group to another member of the Group;

(b)

any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of one hundred and twenty (120) calendar days from the date of acquisition;

(c)	any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business; or

(d)

any Financial Indebtedness incurred by members of the Group (other than the Borrower) which, once added to the aggregate amount of Financial Indebtedness already incurred at that time by any member of the Group (other than the Borrower), does not exceed over the life of the Facility [***] per cent. ([***]) of the latest notified Consolidated EBITDA of the Group, provided that within such maximum amount no more than [***] per cent ([***]) of the latest notified Consolidated EBITDA of the Group may be utilised by members of the Group (other than the Borrower) which are established outside an OECD Country.

22.10	Acquisitions

No member of the Group may make any acquisition other than a Permitted Acquisition.

22.11	Sanctions

(a)

The Borrower shall not (and shall ensure that no other member of the Group will), directly or indirectly, use the proceeds of the Facility in any manner that would result in a violation of Sanctions by the Borrower or any other member of the Group or any of the Finance Parties (including without limitation as a result of the proceeds of the Facility being used to finance or facilitate any Sanctions-Related Business).

(b)

The Borrower (i) shall ensure that no person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by the Borrower to any Finance Party in connection with the Facility, and (ii) shall not use any revenue or benefit derived from any Sanctions-Related Business or dealing with a Sanctioned Person for the purpose of discharging amounts owing to any Finance Party in respect of the Facility or in any manner that would cause any Finance Party to be in breach of Sanctions.

(c)	The Borrower shall implement and maintain appropriate policies, procedures and safeguards designed to prevent any action that would be contrary to paragraphs (a) or (b) above.

(d)

The Borrower shall (and shall procure that each other member of the Group will), promptly upon becoming aware of the same, supply to the Agent details of any claim, action, suit, proceedings or investigation against it or any other member of the Group with respect to Sanctions.

23.	Events of Default

Each of the events or circumstances set out in this Clause 23 (Events of Default) in respect of the Borrower and, where applicable, in respect of any member of the Group, is an Event of Default (save for Clause 23.13 (Acceleration)).

23.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document (except an amount the non-payment of which requires the Borrower to make a prepayment under Clause 9.6 (Mandatory prepayment and cancellation in relation to a single Lender)) at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three (3) Business Days of its due date.

23.2	Financial Covenant

Any requirement of Clause 21 (Financial Covenant) is not satisfied.

23.3	Other obligations

(a)	The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial Covenant).

(b)	No Event of Default under paragraph (a) above will occur:

(i)

if the failure to comply is capable of remedy and is remedied within a period of fifteen (15) Business Days of the earlier of the date on which (A) the Agent gives notice to the Borrower; or (B) the Borrower becomes aware of the failure to comply; or

(ii)	as a result of failure to comply with Clause 10.4.6 or Clause 20.4 (CSR KPI Certificates).

23.4	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless it is capable of remedy and is remedied within a period of fifteen (15) Business Days of the earlier of the date on which:

(a)	the Agent gives notice to the Borrower; or

(b)	the Borrower becomes aware of such misrepresentation.

23.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 23.5 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR20,000,000 (or its equivalent in any other currency or currencies).

23.6	Insolvency

(a)

The Borrower or any Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, makes a general assignment for the benefit of creditors.

(b)

The Borrower or any Material Company which conducts business in France is in a state of cessation des paiements, or the Borrower or any Material Company becomes insolvent for the purpose of any insolvency law.

(c)	A moratorium is declared in respect of any indebtedness of the Borrower or any Material Company.

23.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company (other than a solvent liquidation or reorganisation of any Material Company which is not the Borrower);

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Material Company;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Company which is not the Borrower), receiver, administrator, administrative receiver, compulsory manager, mandataire ad hoc in accordance with articles L.611-1 to L.611-16 of the French Code de Commerce, conciliateur, or other similar officer in respect of any Material Company or any of its assets;

(iv)	enforcement of any Security over any assets of any Material Company; or

(b)	The Borrower or any Material Company commences proceedings for mandat ad hoc or conciliation in accordance with articles L.611-1 to L.611-16 of the French Code de Commerce.

(c)

A judgment for sauvegarde, sauvegarde accélérée, sauvegarde financière accélérée, redressement judiciaire, liquidation judiciaire or for cession totale ou partielle de l’entreprise is entered in relation to the Borrower or any Material Company under articles L.620-1 to L.670-8 of the French Code de Commerce.

(d)	Any analogous procedure or step is taken in any jurisdiction which has effects similar to those referred to in paragraphs (a), (b) and (c) above.

23.8	Creditors’ process

Any of the enforcement proceedings provided for in the French Code des Procédures Civiles d’Exécution or any expropriation, attachment, sequestration, distress or execution (the “Proceedings”) affects any asset or assets of a member of the Group having an aggregate value of EUR25,000,000 (or its equivalent in any other currency or currencies), other than Proceedings which are being contested in good faith and which are in any case dismissed within ten (10) Business Days of the commencement of those Proceedings.

23.9	Unlawfulness

(a)

Except as provided in Clause 9.6 (Mandatory prepayment and cancellation in relation to a single Lender), it is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

(b)	Any Finance Document is not effective in accordance with its terms or is alleged by the Borrower to be ineffective in accordance with its terms for any reason.

23.10	Cessation of business

The Borrower or any Material Company ceases, or threatens to cease, to carry on business (except, in relation to Material Companies only, as a result of a merger or corporate reconstruction permitted under this Agreement).

23.11	Material adverse effect

Any event or circumstance occurs which:

(a)	materially and adversely affects the business or financial condition of the Group;

(b)	materially and adversely affects the Borrower’s ability to perform its payment obligations under the Finance Documents; or

(c)	adversely affects the validity or enforceability of, or the effectiveness or the rights or remedies of any Lender under the Finance Documents.

23.12	Audit qualification

The auditors of the Group refuse to certify or qualify the audited annual consolidated or unconsolidated financial statements of the Borrower except for qualifications of a minor and technical nature.

23.13	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Agent may, without mise en demeure or any other judicial or extra judicial step (and shall if so directed by the Majority Lenders), by notice to the Borrower but subject to the mandatory provisions of articles L. 611-16 and L.620-1 to L.670-8 of the French Code de Commerce:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable.

24.	Changes to the Lenders

24.1	Transfers by the Lenders

24.1.1

Subject to this Clause 24, a Lender (the “Existing Lender”) may transfer any of its rights (including such as relate to that Lender’s participation in each Loan) and/or obligations, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

24.1.2	The consent of the Finance Parties is hereby given to a transfer by an Existing Lender to a New Lender.

24.1.3	If required by the Borrower at any time, the Agent shall supply the list of the Lenders (as such list is updated from time to time).

24.2	Conditions of transfer

24.2.1	The consent of the Borrower is required for a transfer by an Existing Lender, provided that the Borrower hereby consents to a transfer:

(a)	to another Lender or an Affiliate of any Lender; or

(b)	made at a time when an Event of Default is continuing.

Notwithstanding the above, no transfer may be effected to a New Lender incorporated, domiciled or acting through a Facility Office situated in a Non-Cooperative Jurisdiction, without the prior consent of the Borrower. In the same way, no Lender may change its Facility Office to a Non-Cooperative Jurisdiction without the prior consent of the Borrower.

24.2.2

The consent of the Borrower to a transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it to the Borrower (with a copy of such request to the Agent) unless consent is expressly refused by the Borrower within that time.

24.3	Other conditions of transfer

24.3.1

Subject to any applicable laws and regulations regarding procedures for specific types of transfers, a transfer will only be effective if the procedure set out in Clause 24.7 (Procedure for transfer) is complied with.

24.3.2	If:

(a)	a Lender transfers any of its rights and/or obligations under the Finance Documents or changes its Facility Office; and

(b)

as a result of circumstances existing at the date the transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or the Lender acting through its new Facility Office under Clause 14 (Tax Gross-Up and Indemnities) or Clause 15 (Increased Costs), then the New Lender or the Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or the Lender acting through its previous Facility Office would have been if the transfer or change had not occurred.

(c)

Each New Lender, by executing the relevant Transfer Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer becomes effective and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.4	Transfer fee

The New Lender shall, on the date upon which a transfer takes effect, pay to the Agent (for its own account) a fee of EUR[***] except in case of transfer to an Affiliate of a Lender which takes effect within three (3) months as from the Signing Date.

24.5	Minimum transfer amount

The minimum amount of any transfer under this Clause 24 (Changes to the Lenders) is EUR5,000,000 or all of a Lender’s Commitment if such commitment is less than EUR5,000,000.

24.6	Limitation of responsibility of Existing Lenders

24.6.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of the Borrower;

(c)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents;

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document; or

(e)	the existence of any transferred rights or receivables or their accessories,

and any representations or warranties implied by law are excluded.

24.6.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(b)

will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.6.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer from a New Lender of any of the rights and/or obligations transferred under this Clause 24 (Changes to the Lenders); or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

24.7	Procedure for transfer

24.7.1

Subject to the conditions set out in Clause 24.2 (Conditions of transfer) and Clause 24.3 (Other conditions of transfer) and subject to any applicable laws and regulations regarding procedures for specific transfer, a transfer of rights and/or obligations is effected as against the Existing Lender, the New Lender, the Agent and the other Finance Parties, in accordance with Clause 24.7.3 when the Agent executes an otherwise duly completed Transfer Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 24.7.2, as soon as reasonably practicable after receipt by it of a duly completed Transfer Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Agreement.

24.7.2

The Agent shall only be obliged to execute a Transfer Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

24.7.3	As from the Transfer Date:

(a)

to the extent that in the Transfer Agreement the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, the Existing Lender shall be discharged to the extent provided for in the Transfer Agreement from further obligations towards the Borrower and the other Finance Parties under the Finance Documents and the Borrower and the other Finance Parties hereby consent to such discharge in accordance with article 1216-1 of the Civil Code;

(b)	the rights and/or obligations of the Existing Lender with respect to the Borrower shall be transferred to the New Lender, to the extent provided for in the Transfer Agreement;

(c)

the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners, the CSR Coordinator, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have had had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners, the CSR Coordinator and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a Lender.

24.8	Copy of Transfer Agreement

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Agreement, send to the Borrower a copy of that Transfer Agreement.

24.9	Security over Lenders’ rights

24.9.1

In addition to the other rights provided to Lenders under this Clause 24 (Changes to the Lenders), each Lender may, without consulting with or obtaining consent from the Borrower, at any time transfer (including all or any of its rights under any Finance Document to any fonds commun de titrisation, CLO, CDO or any other securitization vehicle) or charge, pledge or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including without limitation:

(a)

any transfer, charge, pledge or other Security to secure the obligations to a federal reserve or central bank or equivalent body (including, for the avoidance of doubt, the European Central Bank) including, without limitation, any transfer of rights to a special purpose vehicle where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank); and

(b)

any transfer, charge, pledge or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such transfer, charge, pledge or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant transfer, charge, pledge or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.9.2

The limitations on transfers by a Lender set out in any Finance Document, in particular in Clause 24.1 (Transfers by the Lenders), Clause 24.2 (Conditions of transfer), Clause 24.4 (Transfer fee) and Clause 24.7 (Procedure for transfer) shall not apply to a creation of Security pursuant to Clause 24.9.1.

24.9.3

The limitations and provisions referred to in Clause 24.9.2 shall further not apply to any transfer of rights under the Finance Documents or of the securities issued by the special purpose vehicle, made by a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to a third party in connection with the enforcement of Security created pursuant to Clause 24.9.1.

25.	Disclosure of Information

25.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 25.2 (Disclosure of Confidential Information) and Clause 25.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

25.2	Disclosure of Confidential Information

Any Finance Party may, without prejudice to the provisions of article L.511-33 of the French Code Monétaire et Financier, disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it transfers (or may potentially transfer) all or any of its rights and/or obligations under one or more Finance Document(s) and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Document(s) and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 27.14.2;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)

to whom or for whose benefit that Finance Party charges, transfers or otherwise creates Security (or may do so) pursuant to Clause 24.9 (Security over Lenders’ rights) or to any third party to whom a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) transfers rights under the Finance Documents or securities issued by a special purpose vehicle in accordance with Clause 24.9.3;

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking (it being agreed that a limited amount of Confidential Information may be disclosed as required for the purpose of negotiating the terms of the Confidentiality Undertaking, provided that such Confidential Information to be disclosed shall be limited to the name of the Borrower, the amount of the Facility and the term of the Facility) except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking (it being agreed that a limited amount of Confidential Information may be disclosed as required for the purpose of negotiating the terms of the Confidentiality Undertaking, provided that such Confidential Information to be disclosed shall be limited to the name of the Borrower, the amount of the Facility and the term of the Facility) or is otherwise bound by requirements of confidentiality in relation to the Confidential Information it receives and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Document(s) (including, without limitation, in relation to the trading of participations in respect of the Finance Documents), such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(e)

Any Finance Party may disclose to any financial information agency such information as may be necessary or desirable (limited to name of the Borrower; country of domicile of the Borrower; place of incorporation of the Borrower; sector and business type of the Borrower; date of this Agreement; Clause 38 (Governing Law); the names of the Agent, the Documentation Agent, the Global Mandated Lead Arrangers, the Bookrunners, the Mandated Lead Arrangers and the CSR Coordinator; amount of, and name of, the Facility; amount of Total Commitments; purpose for which borrowed amounts under the Facility will be applied; currency of the Facility; type of the Facility and Termination Date for the Facility) for the purpose of such financial information agency compiling league table data in relation to transactions and participants.

25.3	Disclosure to numbering service providers

25.3.1

Any Finance Party may, without prejudice to the provisions of article L.511-33 of the French Code Monétaire et Financier, disclose to a national or international numbering service provider (which shall be DTCC, Euroclear, Markit or Standard & Poor’s) appointed by that Finance Party to provide identification numbering services in respect of this Agreement and/or the Facility, the following information:

(a)	name of the Borrower;

(b)	country of domicile of the Borrower;

(c)	place of incorporation the Borrower;

(d)	Signing Date;

(e)	the names of the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners and the CSR Coordinator;

(f)	date of each amendment and restatement of this Agreement;

(g)	amount of Total Commitments;

(h)	currencies of the Facility;

(i)	type of the Facility;

(j)	ranking of the Facility;

(k)	Termination Date;

(l)	changes to any of the information previously supplied pursuant to paragraphs (a) to (k) above; and

(m)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

25.3.2

The Parties acknowledge and agree that each identification number assigned to this Agreement and/or the Facility by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

25.3.3	The Agent shall notify the Borrower and the other Finance Parties of:

(a)	the name of any numbering service provider appointed by the Agent in respect of this Agreement and/or the Facility; and

(b)	the number or, as the case may be, numbers assigned to this Agreement and/or the Facility by such numbering service provider.

25.4	Entire agreement

Subject to the provisions of article L.511-33 of the French Code Monétaire et Financier, this Clause 25 (Disclosure of Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

25.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

25.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 25.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 25 (Disclosure of Information).

25.7	No announcement relating to CSR KPIs

No announcements of any CSR Key Performance Indicator or the corporate social responsibility policy of the Group (including with respect to any CSR Change in respect of the Group or any achievement or failure to achieve CSR Targets) shall be made by any Finance Party without the prior written consent of the Borrower which may withhold the same in its absolute discretion.

25.8	Continuing obligations

The obligations in this Clause 25 (Disclosure of Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) Months from the earlier of:

(a)	the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

26.	Changes to the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.	Role of the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners and the CSR Coordinator

27.1	Appointment of the Agent

27.1.1	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

27.1.2

Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2	Instructions

27.2.1	The Agent shall:

(a)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

27.2.2

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

27.2.3

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

27.2.4

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

27.2.5	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

27.2.6	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

27.3	Duties of the Agent

27.3.1	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

27.3.2	Subject to paragraph 27.3.3 below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

27.3.3	Without prejudice to Clause 24.8 (Copy of Transfer Agreement), paragraph 27.3.2 above shall not apply to any Transfer Agreement.

27.3.4	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

27.3.5

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

27.3.6

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator) under this Agreement, it shall promptly notify the other Finance Parties.

27.3.7	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

27.4	Role of the Global Mandated Lead Arranger, the Mandated Lead Arrangers, the Bookrunners and the CSR Coordinator

Except as specifically provided in the Finance Documents, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners and the CSR Coordinator have no obligations of any kind to any other Party under or in connection with any Finance Document.

27.5	No fiduciary duties

27.5.1	Nothing in this Agreement constitutes the Agent, any Global Mandated Lead Arranger, any Mandated Lead Arranger, any Bookrunner or the CSR Coordinator as a trustee or fiduciary of any other person.

27.5.2

Neither the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.6	Business with the Group

The Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners and the CSR Coordinator may accept deposits from, lend money to and generally engage in any kind of banking or other business with, any member of the Group.

27.7	Rights and discretions of the Agent

27.7.1	The Agent may:

(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate.

27.7.2	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(c)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the Borrower.

27.7.3	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

27.7.4

Without prejudice to the generality of paragraph 27.7.3 above or paragraph 27.7.5 below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

27.7.5

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying, unless directly caused by its gross negligence or wilful misconduct.

27.7.6	The Agent may act in relation to the Finance Documents through its personnel and agents.

27.7.7	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

27.7.8

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Global Mandated Lead Arranger, any Mandated Lead Arranger, any Bookrunner or the CSR Coordinator is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7.9

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

27.8	Responsibility for documentation

Neither the Agent nor any Global Mandated Lead Arranger, Mandated Lead Arranger, Bookrunner nor the CSR Coordinator:

(a)

is responsible or liable for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners, the CSR Coordinator, the Borrower or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)

is responsible or liable for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

is responsible or liable for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

27.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 27.10 (Exclusion of liability).

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator to carry out:

(i)	any “know your customer” or other checks in relation to any person: or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent, the Global Mandated Lead Arranger, the Mandated Lead Arrangers, the Bookrunners and the CSR Coordinator that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator, any liability of the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers or the CSR Coordinator arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator at any time which increase the amount of that loss. In no event shall the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners or the CSR Coordinator has been advised of the possibility of such loss or damages.

27.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 30.10 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

27.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in France or in London as successor by giving notice to the other Finance Parties and the Borrower.

(b)

Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent, which shall not be incorporated or acting through an office situated in a Non-Cooperative Jurisdiction.

(c)

The Borrower may, on no less than thirty (30) days’ prior notice to the Agent, require the Lenders to replace the Agent and to appoint a replacement Agent if any amount payable under a Finance Document by the Borrower becomes not deductible from the Borrower’s taxable income for French tax purposes by reason of that amount (i) being paid or accrued to an Agent incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of that Agent in a financial institution situated in a Non-Cooperative Jurisdiction. In this case, the Agent shall resign and a replacement Agent shall be appointed by the Majority Lenders (after consultation with the Borrower) within thirty (30) days after notice of replacement was given, which replacement Agent shall not be incorporated or acting through an office situated in a Non-Cooperative Jurisdiction.

(d)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraphs (b) or (c) above within thirty (30) calendar days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent acting through an office in France.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (b) above) if, on or after the date which is three (3) Months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 14.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 14.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

27.13	Confidentiality

27.13.1

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

27.13.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

27.14	Relationship with the Lenders

27.14.1

The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

27.14.2

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 32.5 (Electronic communication) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 32.2 (Addresses) and paragraph (b) of Clause 32.5.1 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

27.15	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners and the CSR Coordinator that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.16	Agent’s management time

Any amount payable to the Agent under Clause 16.3 (Indemnity to the Agent), Clause 18 (Costs and Expenses) and Clause 27.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

27.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.18	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 27.18.

28.	Conduct of Business by the Finance Parties

28.1.1	No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.1.2	Any Lender is entitled to exercise any of its rights and discretion under the Finance Documents through any agent (including any entity appointed to act as servicer on its behalf).

29.	Sharing among the Finance Parties

29.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 30 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then such Recovering Finance Party shall be deemed to have been substituted for the Agent for purposes of receiving or recovering a Sharing Payment (as defined below) and:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 30.5 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

29.3	Recovering Finance Party’s rights

29.3.1

On a distribution by the Agent under Clause 29.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower to the Recovering Finance Party.

29.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower to the relevant Sharing Finance Party.

29.5	Exceptions

29.5.1

This Clause 29 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29 (Sharing among the Finance Parties), have a valid and enforceable claim against the Borrower.

29.5.2

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable after having received notice and did not take separate legal or arbitration proceedings.

30.	Payment Mechanics

30.1	Payments to the Agent

30.1.1

On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

30.1.2

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent), other than a Non-Cooperative Jurisdiction, and with such bank as the Agent, in each case, specifies.

30.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to the Borrower) and Clause 30.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London as specified by that Party), other than a Non-Cooperative Jurisdiction.

30.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 31 (Set-Off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4	Clawback

30.4.1

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

30.4.2

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

30.5	Partial payments

30.5.1

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other Unpaid Sum.

30.5.2	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a) to (d) of Clause 30.5.1.

30.5.3	Clauses 30.5.1 and 30.5.2 will override any appropriation made by the Borrower.

30.6	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7	Business Days

30.7.1

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

30.7.2	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9	Change of currency

30.9.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(b)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

30.9.2

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

30.10	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 36 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.10 (Disruption to Payment Systems etc.); and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

31.	Set-Off

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.	Notices

32.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, the following:

Ipsen S.A.

Attention:    VP Head of Treasury and Financing

Address:      65 quai Georges Gorse, 92650 Boulogne-Billancourt Cedex (France)

Tel.:            [***]

E-mail:        [***]: [***] / [***]: [***]

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer as a Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

32.3	Delivery

32.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

32.3.2

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

32.3.3	All notices from or to the Borrower shall be sent through the Agent.

32.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

32.5	Electronic communication

32.5.1

Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website), if the Agent and the relevant Lender:

(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

32.5.2

Any such electronic communication as specified in paragraph 32.5.1 above to be made between the Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

32.5.3

Any such electronic communication as specified in paragraph 32.5.1 above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

32.5.4

Any electronic communication which becomes effective, in accordance with paragraph 32.5.3 above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

32.5.5	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 32.5.

32.6	English language

32.6.1	Any notice given under or in connection with any Finance Document must be in English.

32.6.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)

if not in English, and if so required by the Agent (subject to Clause 32.6.3), accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.6.3

Any constitutional document (statuts), minutes of the resolutions of corporate bodies, K-bis extract, non-bankruptcy certificate and état des privilèges of the Borrower (the “Corporate Documents”) may be provided to the Agent in French. If required by a Lender, a certified English translation of any Corporate Document shall be provided by the Borrower, at the cost of that Lender.

32.7	Data Protection Policy

Each Finance Party undertakes to comply with its obligations under the rules applicable to the processing of personal data, in particular, the Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 and the French law n° 78-17 of 6 January 1978 (as modified) insofar as it applies to it under this Agreement. Each Finance Party, to the extent it is responsible for processing of personal datas, shall take all appropriate measures to inform concerned persons for instance by publishing a data protection policy. For such purposes, it is specified that the data protection policy of the Finance Parties which are parties to this Agreement on the Signing Date may be consulted on the following internet addresses:

(a)	for Bank of America Merrill Lynch International Designated Activity Company: https://www.bofaml.com/en-us/content/GDPR.html;

(b)	for Barclays Bank PLC: https://www.barclays.co.uk/control-your-data/;

(c)	for BNP Paribas SA: https://group.bnpparibas/notice-protection-donnees;

(d)	for BRED Banque Populaire: https://www.bred.fr/informations-reglementaires/traitement-des-donnees-personnelles;

(e)	for Crédit Agricole Corporate and Investment Bank: https://www.ca-cib.fr/politique-protection-donnees;

(f)	for Crédit Lyonnais: https://entreprises.lcl.fr/politique-protection-des-donnees/;

(g)	for HSBC France: https://www.hsbc.fr/1/2/hsbc-france/charte-de-protection-des-donnees;

(h)	for Natixis: https://cib.natixis.com/public/DataProtection.aspx;

(i)	for Société Générale: https://static.societegenerale.fr/com/COM/multi_marche/rgpd-charte-donnees/pdf/politique-protection-donnees-personnelles-eie.pdf; and

(j)	for Wells Fargo Bank International U.C. : https://www08.wellsfargomedia.com/assets/pdf/personal/privacy-security/eu-privacy-notice-english.pdf.

33.	Calculations and Certificates

33.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 calendar days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

34.	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and, subject to Clause 35.1 (No hardship), not exclusive of any rights or remedies provided by law.

35.1	No hardship

Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Finance Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

36.	Amendments and Waivers

36.1	Required consents

36.1.1

Subject to Clause 36.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

36.1.2	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36 (Amendments and Waivers).

36.2	Exceptions

36.2.1	Subject to Clause 36.3 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents (save for any Extension effected in accordance with Clause 7 (Extension of the Termination Date));

(c)	a reduction in the amount of any payment of principal, interest, fees or commission payable or a change in the currency of any payment to the Lenders;

(d)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(e)	an increase in or an extension of any Commitment;

(f)	a change to the Borrower;

(g)	any provision which expressly requires the consent of all the Lenders; or

(h)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 9.1 (Mandatory prepayment - Illegality), Clause 9.2 (Mandatory prepayment - Change of control), Clause 24 (Changes to the Lenders), Clause 29 (Sharing among the Finance Parties), Clause 38 (Governing Law), this Clause 36 (Amendments and Waivers) or Clause 39 (Jurisdiction),

shall not be made without the prior consent of all the Lenders.

For the avoidance of doubt, a reduction pursuant to Clause 10.3 (Margin adjustment) or Clause 10.4 (CSR KPI Margin Adjustment) does not fall within the scope of this Clause 36.2.1.

36.2.2

An amendment or waiver which relates to the rights or obligations of the Agent, the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners, the CSR Coordinator or a Reference Bank may not be effected without the consent of the Agent or the Global Mandated Lead Arrangers, the Mandated Lead Arrangers, the Bookrunners, the CSR Coordinator or a Reference Bank, as the case may be.

36.3	Replacement of Screen Rate

Subject to Clause 36.2.2 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate ; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(ii)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Benchmark;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(v)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

37.	Confidentiality of Funding Rates and Reference Bank Quotations

37.1	Confidentiality and disclosure

(a)

The Agent and the Borrower agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may, without prejudice to the provisions of article L.511-33 of the French Code monétaire et financier, disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 10.6 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)

The Agent may, without prejudice to the provisions of article L.511-33 of the French Code monétaire et financier, disclose any Funding Rate or any Reference Bank Quotation, and the Borrower may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Agent’s obligations in this Clause 37 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 10.6 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

37.2	Related obligations

(a)

The Agent and the Borrower acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 37.

37.3	No Event of Default

No Event of Default will occur under Clause 23.3 (Other obligations) by reason only of the Borrower’s failure to comply with this Clause 37.

38.	Governing Law

This Agreement is governed by French law.

39.	Jurisdiction

The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

40.	Acknowledgement Regarding Any Supported QFCs

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any hedging agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support:

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Clause 40, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Schedule 1

The Original Lenders

Name of Original Lender	Commitment (EUR)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total Commitments	1,500,000,000

Schedule 2

Conditions Precedent

1.	The Borrower

(a)	An original K-bis extract for the Borrower, dated not more than fifteen (15) days prior to the Signing Date.

(b)	A copy of the constitutional documents (statuts) of the Borrower.

(c)	An original certificat de recherche de procédure collective (non-bankruptcy certificate) of the Borrower, dated not more than fifteen (15) days prior to the Signing Date.

(d)	An original état des privilèges of the Borrower, dated not more than fifteen (15) days prior to the Signing Date.

(e)	Evidence that each person who has signed the Finance Documents on behalf of the Borrower was duly authorised so to sign.

(f)	Certified copy of extracts of the minutes of the resolutions of the board of directors (conseil d’administration) of the Borrower authorising the terms of and the signing of the Finance Documents.

(g)

A specimen of the signature (together with evidence of their identity) of each person authorised to sign the Finance Documents on behalf of the Borrower and to sign and/or dispatch all documents and notices to be signed and/or dispatched by the Borrower under or in connection with any Finance Document (including any Utilisation Request).

(h)	A certificate of an authorised signatory of the Borrower:

( )	confirming that utilisation by the Borrower of the Total Commitments in full will not breach any borrowing limit binding on the Borrower; and

(ii)

certifying that each copy document relating to the Borrower specified in paragraphs 1(a) to 1(g) of this Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the Signing Date.

2.	Legal opinions

(a)	A validity legal opinion of White & Case LLP, legal advisers to the Original Lenders and the Agent in France, in a form satisfactory to the Original Lenders.

(b)

A capacity legal opinion of Latham & Watkins AARPI, legal advisers to the Borrower in France in respect of the status and capacity of the Borrower to enter into the Facility Agreement, in a form satisfactory to the Original Lenders.

3.	Other documents and evidence

(a)    A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)    The Original Financial Statements.

(c)    A list of the Material Companies as at 31 December 2018.

(d)    Evidence that all fees, costs and expenses then due by the Borrower under the Finance Documents have been paid or will be paid within three (3) Business Days from the Signing Date, as the case may be.

(e)    An original copy of each Fee Letter and of the TEG Letter countersigned by the Borrower.

(f)    In respect of the Borrower, evidence of compliance with the relevant provisions relating to any applicable “know your customers” requirements as requested by the Agent on behalf of the Lenders.

(g)    The Reference Document (2018).

Schedule 3

Form of Utilisation Request

From: Ipsen S.A, as Borrower

To:    [●]

Date: [●]

Dear Sir/Madam,

Ipsen S.A. – Revolving Facility Agreement dated 24 May 2019 (as amended and restated from time to time) (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[●]

Amount:	[●] or, if less, the Available Facility

Interest Period:	[●]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Ipsen S.A.

Schedule 4

Form of Transfer Agreement

This Transfer Agreement is made on [●]

Between:

(1)    [●] (the “Existing Lender”)

and:

(2)    [●] (the “New Lender”)

Ipsen S.A. – Revolving Facility Agreement dated 24 May 2019 (as amended and restated from time to time) (the “Facility Agreement”)

Whereas:

(A)

The Existing Lender is a party to the above revolving loan facility agreement entered into between, inter alia, Ipsen S.A. as Borrower, [●] (as amended and restated from time to time, the “Facility Agreement”).

(B)

The Existing Lender wishes to transfer and the New Lender wishes to acquire [all]/[the part specified in Schedule 1 to this Transfer Agreement] of the Existing Lender’s Commitment, rights [and obligations] referred to in Schedule 1 to this Transfer Agreement.

(C)	Terms defined in the Facility Agreement have the same meaning when used in this Transfer Agreement.

It is agreed as follows:

1.

[The Existing Lender and the New Lender agree to the transfer (cession) of]/[The Existing Lender confirms that, by a separate agreement, it will transfer (céder) on the Transfer Date to the New Lender] [all]/[the part specified in Schedule 1 to this Transfer Agreement] of the Existing Lender’s Commitment, rights [and obligations] referred to in Schedule 1 to this Transfer Agreement in accordance with Clause 24.7 (Procedure for transfer) of the Facility Agreement.[1]

2.	The proposed Transfer Date is [●][2].

3.

The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) of the Facility Agreement are set out in Schedule 1 to this Transfer Agreement.

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 24.6 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.

[1]

In the case of a transfer of rights and/or obligations by the Existing Lender under this Transfer Agreement, the New Lender should, if it considers it necessary to make the transfer effective as against the Borrower, arrange for such transfer to be notified to the Borrower or acknowledged by the Borrower.

[2]

Please note that in case of a transfer made, for example, by way of bordereau FCT, bordereau Dailly or contrat de fiducie, it is assumed that the Transfer Date will be the date affixed on such bordereau FCT or bordereau Dailly or agreed in such contrat de fiducie.

5.	The New Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is:

(a)	a Qualifying Lender other than a Treaty Lender;

(b)	a Treaty Lender;

(c)	not a Qualifying Lender,[3]

and that it is [not]4 incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction.

6.	This Transfer Agreement shall be notified to the Borrower by the New Lender in accordance with Clause 24 of the Facility Agreement.

7.

The New Lender confirms to the other Finance Parties represented by the Agent that it has become entitled to the same rights and that it will assume the same obligations to those Parties as it would have been under if it had been an Original Lender.

8.	This Transfer Agreement is governed by French law. The Tribunal de Commerce de Paris shall have jurisdiction in relation to any dispute concerning it.

9.	This Transfer Agreement has been entered into on the date stated at the beginning of this Transfer Agreement.

[3]	Delete as applicable. Each New Lender is required to confirm which of these three categories it falls within.
[4]	Delete as applicable. Each New Lender is required to confirm whether it falls within one of these categories or not.

Schedule 1

Commitment/rights [and obligations] to be transferred

[insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Agreement is accepted by the Agent and the Transfer Date is confirmed as [●].

[Agent]

By:

Schedule 5

Form of Compliance Certificate

To:        [●] as Agent

From: Ipsen S.A., as Borrower

Date: [●]

Dear Sir/Madam,

Ipsen S.A. – Revolving Facility Agreement dated 24 May 2019 (as amended and restated from time to time) (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	[We confirm that: [Insert Leverage Ratio as at the date of the Compliance Certificate].]

3.	We confirm that the following companies were Material Companies at [relevant Test Date].

4.	[We confirm that no Default is continuing.][5]

Signed:

[Chief Financial Officer] / [Chief Executive Officer] of Ipsen S.A.

[5]	If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 6

Form of Extension Request

To:        [●] as Agent

From: Ipsen S.A., as Borrower

Date: [●]

Dear Sir/Madam,

Ipsen S.A. – Revolving Facility Agreement dated 24 May 2019 (as amended and restated from time to time) (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is an Extension Request. Terms defined in the Facility Agreement have the same meaning when used in this Extension Request unless given a different meaning in this Extension Request.

2.

We hereby give you notice that, in accordance with Clause 7 (Extension of the Termination Date) of the Facility Agreement, we request the Lenders to agree to an extension of the current Termination Date (i.e. [insert current Termination Date at the date of the Extension Request]) to a further period of [one (1) year / two (2) years][6].

3.	We hereby repeat, as if set out in this Extension Request, the Repeating Representations.

4.	This Extension Request is a Finance Document.

Yours faithfully

authorised signatory for Ipsen S.A. [●]

[6]	Select as appropriate in accordance with the provisions of Clauses 7.1 (First Extension Option) and 7.2 (Second Extension Option).

Schedule 7

Timetables

	Loans in euro	Loans in sterling	Loans in other currencies

Agent notifies the Borrower if a currency is approved as an Optional Currency in accordance with Clause 4.4 (Conditions relating to Optional Currencies)	N/A	5.00 p.m. four (4) Business Days prior to the proposed Utilisation Date	5.00 p.m. four (4) Business Days prior to the proposed Utilisation Date

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	10.00 a.m. three (3) Business Days prior to the proposed Utilisation Date	10.00 a.m. three (3) Business Days prior to the proposed Utilisation Date	10.00 a.m. three (3) Business Days prior to the proposed Utilisation Date

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ Participation)	N/A	11.00 a.m. three (3) Business Days prior to the proposed Utilisation Date	11.00 a.m. three (3) Business Days prior to the proposed Utilisation Date

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation)	Promptly three (3) Business Days prior to the proposed Utilisation Date	Promptly three (3) Business Days prior to the proposed Utilisation Date	Promptly three (3) Business Days prior to the proposed Utilisation Date

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	Quotation Day as of 3:00 p.m.	Quotation Day as of 3:00 p.m.	Quotation Day as of 3:00 p.m.

Agent gives notice to the Borrower in accordance with Clause 6.2 (Unavailability of a currency)	Quotation Day as of 5:00 p.m.	Quotation Day as of 5:00 p.m.	Quotation Day as of 5:00 p.m.

EURIBOR or LIBOR is fixed	Quotation Day as of 11:00 a.m. (Brussels time) in respect of EURIBOR and 11:00 a.m. (London time) in respect of LIBOR	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

Schedule 8

CSR Targets

CSR Key Performance Indicator	Last reported data	CSR Target for each relevant FY
	2018	2019	2020	2021	2022	2023	2024
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Schedule 9

Form of CSR KPI Certificate

To:        [●] as Agent

From: Ipsen S.A., as Borrower

Date: [●]

Dear Sir/Madam,

Ipsen S.A. – Revolving Facility Agreement dated 24 May 2019 (as amended and restated from time to time) (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a CSR KPI Certificate. Terms defined in the Facility Agreement have the same meaning when used in this CSR KPI Certificate unless given a different meaning in this CSR KPI Certificate.

2.	We confirm that for the financial year of the Borrower ended [●]:

(a)	the CSR Result in respect of CSR KPI 1 is [●] and therefore the CSR Result for KPI 1 [has/has not] been complied with for that financial year;

(b)	the CSR Result in respect of CSR KPI 2 is [●] and therefore the CSR Result for KPI 2 [has/has not] been complied with for that financial year; and

(c)	the CSR Result in respect of CSR KPI 3 is [●] and therefore the CSR Result for KPI 3 [has/has not] been complied with for that financial year;

3.	Therefore, the Margin shall be [reduced/increased] by [●] in accordance with Clause 10.4 (CSR KPI Margin Adjustment).

Signed:

[Chief Financial Officer] / [Chief Executive Officer] of Ipsen S.A.

[insert applicable certificate language]

Schedule 10

Form of CSR Donation Certificate

To:    [●] as Agent

From: Ipsen S.A., as Borrower

Date: [●]

Dear Sir/Madam,

Ipsen S.A. – Revolving Facility Agreement dated 24 May 2019 (as amended and restated from time to time) (the “Facility Agreement”)

1.

We refer to the Facility Agreement. This is a CSR Donation Certificate. Terms defined in the Facility Agreement have the same meaning when used in this CSR KPI Certificate unless given a different meaning in this CSR Donation Certificate.

2.	We confirm that the following CSR Deposits were made during the financial year of the Borrower ended [●]: [details to be included].

3.	We confirm that the amount of the CSR Savings paid to the CSR Associations during the financial year of the Borrower ended [●], is [[●] to Médecins sans Frontières] [and] [[●] to Médecins du Monde].

4.	We confirm that the amount of the CSR Premiums paid to the CSR Associations during the financial year of the Borrower ended [●], is [[●] to Médecins sans Frontières] [and] [[●] to Médecins du Monde].

Signed:

[Chief Financial Officer] / [Chief Executive Officer] of
Ipsen S.A.

[insert applicable certificate language]

Signed in Paris, on 24 May 2019, in thirteen (13) original copies.

The Borrower

Ipsen S.A.

/s/ Aymeric Le Châtelier
By:	Aymeric Le Châtelier
Title:	Authorized Signatory

BNP Paribas SA

as Global Mandated Lead, Bookrunner and Original Lender

/s/ Philippe Molas
By:	Philippe Molas
Title:	Senior Banker

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

/s/ Emma Védrunes
By:	Emma Védrunes
Title:	Director Domestic Debt Markets

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

Groupe Crédit Agricole

as Global Mandated Lead Arranger and Bookrunner, acting through:

Crédit Agricole Corporate and Investment Bank as Original Lender

/s/ Gilles Musquin		/s/ Corinne Tirilly
By:	Gilles Musquin	By:	Corinne Tirilly
Title:	Senior Banker	Title:	Managing Director

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

Crédit Lyonnais
as Original Lender

/s/ Marie-Cécile JACQUET
By:	Marie-Cécile JACQUET
Title:	Senior Banker

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

HSBC France

as Global Mandated Lead Arranger, Bookrunner and Original Lender

/s/ Arthur La Moissonnière		/s/ Sébastien Cuny
By:	Arthur La Moissonnière	By:	Sébastien Cuny
Title:	Authorised Signatory	Title:	Authorised Signatory

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

Société Générale

as Global Mandated Lead Arranger, Bookrunner and Original Lender

/s/ Olivier Amicel
By:	Olivier Amicel
Title:	Director Acquisition Finance

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

Bank of America Merrill Lynch International Designated Activity Company as Mandated Lead Arranger and Original Lender

/s/ Olivier Amicel
By:	Olivier Amicel
Title:	Authorized Signatory

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

Barclays Bank PLC

as Mandated Lead Arranger and Original Lender

/s/ Olivier Amicel
By:	Olivier Amicel
Title:	Authorized Signatory

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

BRED Banque Populaire
as Mandated Lead Arranger and Original Lender

/s/ Gülnur OCAKLI
By:	Gülnur OCAKLI
Title:	Senior Relationship Manager Large Corporates

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

/s/ Frederic CORMEROIS
By:	Frederic CORMEROIS
Title:	Director Large Corporates

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

Natixis

as Mandated Lead Arranger, CSR Coordinator and Original Lender

/s/ Grégoire Hoppenot		/s/ Brigitte Poggi
By:	Grégoire Hoppenot	By:	Brigitte Poggi
Title:	Senior Banker	Title:	Director

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

Wells Fargo Bank International U.C.
as Mandated Lead Arranger and Original Lender

/s/ Calixte Richard
By:	Calixte Richard
Title:	Director

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]

Société Générale
as Agent

/s/ Olivier Amicel
By:	Olivier Amicel
Title:	Director Acquisition Finance

Address:	[***]
Attention:	[***]
Phone:	[***]
E-mail:	[***]